UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

Dated: July 25, 2025

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Standard Dental Labs, Inc.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

424 E Central Blvd, Suite 308,

Orlando, Florida, 32801

321-465-9899
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Jason K. Brenkert, Esq.
Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, Colorado 80202

(303) 352-1133
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

3843	88-0411500
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

TABLE OF CONTENTS

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER II

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two calendar days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: July 25, 2025

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Standard Dental Labs Inc.

424 E Central Blvd, Suite 308,

Orlando, Florida, 32801

20,000,000 Shares of Common Stock

at a price range of $0.35 - $0.45 per share

Minimum Investment: $5,000

Maximum Offering: $9,000,000

See The Offering - Page 4 for further details. None of the securities offered are being sold by present security holders. Upon qualification of this Offering by the Securities and Exchange Commission, the Offering will commence within two calendar days of being qualified by the Securities and Exchange Commission (“SEC”) and will terminate 365 days from the date of qualification by the Securities and Exchange Commission, unless extended or terminated earlier by the Company.

PLEASE REVIEW ALL RISK FACTORS BEGINNING ON PAGES 5 THROUGH 14 BEFORE MAKING AN INVESTMENT IN THE SHARES OR THIS COMPANY. AN INVESTMENT IN THE SHARES AND THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)

Per Share	$0.35-0.45	$0	$0.35-0.45	None
Minimum Investment	$5,000	$0	$5,000	None
Maximum Offering	$7,000,000 -9,000,000	$0	$7,000,000 -9,000,000	None

(1)	The Company has not presently engaged an underwriter for the sale of securities under this Offering.

(2)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $64,500.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds. See “Plan of Distribution.”

This Offering (the “Offering”) consists of up to 20,000,000 shares of common stock (the “Company Offered Shares”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold, at a fixed price of $0.35-0.45 per share (the “Offering Price”) (the Offering Price will be provided via an Offering Circular Supplement within two calendar days following the earlier of the date of determination of the offering price or the date such offering circular is first used after qualification in connection with a public offering or sale in accordance with Rule 253(g)(1)), pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Company Offered Shares is required in this offering; any additional purchase must be in increments of at least $1,000. The Company Offered Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 20,000,000 Shares of Common Stock with a Maximum Offering Price of $7,000,000 to $9,000,000, depending on the final offering price per share. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Company does not anticipate accepting non-cash consideration.

Our common stock is quoted in the over-the-counter under the symbol “TUTH” in the OTC Pink marketplace of OTC Link. On July 24, 2025, the closing price of our common stock was $0.15 per share.

The Company Offered Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE IS MORE THAN $75,000,000, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THIS OFFERING WILL BEGIN WITHIN TWO (2) DAYS AFTER THE DATE OF QUALIFICATION; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

Sales of these securities will commence within two calendar days of being qualified by the SEC. The Offering will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO CALENDAR DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price of $0.35-0.45 per share.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash.. All cash proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. In compliance with Rule 257(b), the Company will make material updates to the Offering Circular by filing current reports on Form 1-U, annual reports on Form 1-K, and semi-annual reports on Form 1-SA.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

REVERSE STOCK SPLIT

On March 13, 2025, the Company completed a 20 (old) to 1 (new) reverse stock split of its outstanding shares of common stock, par value $0.001 (the “Reverse Stock Split”). The Reverse Stock Split was approved by the Company's board of directors and stockholders pursuant to Nevada Revised Statutes 78.2055.  Accordingly, there was no change in the Company's authorized capital, which remains at 2,000,000,000 shares of common stock, par value $0.001 per share.  The number of shares of common stock held by each stockholder of the Company were consolidate automatically on a 20 (old) shares for 1 (new) share basis. No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up to the nearest whole share, pursuant to NRS 78.205(2)(b). Unless otherwise indicated, all share and per share values presented in this Offering Circular and in the financial statements accompanying this Offering Circular have been adjusted to reflect the Reverse Stock Split.

ii

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “Standard Dental Labs”, “the Company”, “we”, “our”, and “us” are used in this Offering Circular to refer to Standard Dental Labs, Inc.

Business Overview

Standard Dental Labs Inc., (formerly known as Costas, Inc.) was incorporated in the State of Nevada on December 10, 1998. Our current business activities include operating and developing the Company’s dental lab business. The Company uses equipment such as 3D scanners, printers and 5-axis milling machines, along with several other types of machinery needed to complete the production of several kinds of dental prosthetics for dental clinics. The Company, through its contract with Smile Dental (as described below) operates day-to-day as a full-service dental lab. With more than 50 dental clinics as clients, we produce roughly 500 dental prosthetics each month. From inception, our Company had pursued business operations in several different industries, including real estate speculation and financial technologies in 2014 through 2018, and, in 2019, our company attempted to acquire a surgical materials supplier in Mexico. However, the attempted acquisition was abandoned due to the parties being unable to complete their due diligence in a timely manner. There were no material agreements executed between the parties, nor was there an exchange of any consideration or payment of any fees by either party.

In 2017, our current sole officer and a director, James D. Brooks, commenced an action against the Company and was awarded a judgment in the Eighth Judicial District Court, Clark County, Nevada, against the Company for breach of contract, and non-payment of obligations. On September 20, 2017, the court filed an order effective September 18, 2017, whereby Mr. Brooks, as a creditor of the Company, was granted a judgment against us in the principal amount of $1,114,500. On October 21, 2020, Mr. Brooks filed a motion requesting the appointment of a Receiver over the Company. On March 25, 2021, the Receiver filed a motion with the Court requesting approval to (i) appoint Mr. Brooks as an officer and director of the Company; and (ii) increase the Company’s authorized capital and subsequently to issue 15,000,000 common shares on terms to be finalized with Mr. Brooks, whereby Mr. Brooks became the controlling stockholder of the Company. On February 9, 2022, an Order was entered by the Eighth Judicial District Court, Clark County, Nevada, Case No. A-17-749977D, terminating the receivership for the Company.

On May 6, 2022, the Company entered into an acquisition exchange agreement with Standard Dental Labs Inc., a separate Wyoming corporation controlled by Mr. Brooks (the “SDL Agreement”) . Under the terms of the SDL Agreement, all the assets of Standards Dental Labs Inc. the Wyoming corporation with a deemed value of $75,900 were acquired by the Company in consideration of the issuance of 1,583,188 shares of common stock of the Company.

On August 15, 2022, the Company announced the completion of a definitive agreement to acquire the assets of Prime Dental Lab, LLC (“Prime Dental” or “PDL”), an Orlando-based dental lab in operation since 2012. The Purchased Assets consisted of: PDL client list; certain physical assets of PDL including all dental lab equipment, furniture, computers and other office equipment; the assumption of certain contracts, equipment leases and office leases; certain employees and management of PDL as determined by the Company to be retained and/or contracted by the Company; and specifically the right to continue to use the name “Prime Dental Lab LLC” along with certain other rights, trademarks, intellectual property and intangible assets of the PDL in a definitive way. Upon completion of the asset purchase, and by virtue of the fact the Company acquired all rights to the name and branding associated with Prime Dental Lab, LLC, PDL changed its name to Smile Dental (all references hereinafter to Prime Dental, Prime Dental Lab, and PDL shall be construed and interpreted as references to “Smile Dental”). The Company paid an aggregate of $700,000 in cash and stock for the assets of Prime Dental Lab equivalent to $560,000 in stock (37,500 shares of common stock) (the “Share Consideration”), and $140,000 in cash.

1

On August 31, 2022, the Company and Smile Dental (f/k/a PDL) entered into a subcontracting agreement pursuant to which Smile Dental was contracted to provide labor in the Company’s dental lab, quality control services and delivery services pursuant to the list of products and services attached to the subcontracting agreement. Currently, Smile Dental provides all of the Company’s dental lab labor and production work, quality control and delivery services in its dental lab and the Company provides the dental lab, the dental lab equipment, the sourcing of supplies and supervision of the work being completed by Smile Dental.

On March 24, 2023, the Company entered into an amendment to the agreement with PDL to revise the timing for the two instalments payments of $70,000 (for a total of $140,000). The first instalment was due upon execution of the amendment and the second instalment is due upon effectiveness of an S-1 or qualification of an offering statement under Regulation A.

On July 1, 2025, the Company and Smile Dental mutually agreed to the termination of the subcontracting agreement. The Company is now managing its own lab facility and is leasing the building and property. Manufacturing of dental prosthetics is now performed by Company employed technicians and client relationships are managed directly by Standard Dental Labs. Management expects that costs related to operations will remain approximately the same as under the subcontracting agreement and expects that costs will decrease as the Company grows the size and number of labs it operates, due to economies of scale.

Our primary operations are focused on our proprietary dental laboratory where we, through our subcontract with Smile Dental, manufacture and produce several types of dental prosthetics, such as dental implants, crowns, veneers, bridges, etc. We provide dental lab services to more than 50 dental practices and produce approximately 500 dental prosthetics each month. Pursuant to the subcontracting agreement with Smile Dental, Smile Dental provides the Company’s ongoing labor, production of our various products, quality control, and delivery services with respect to our dental lab operations. As the Company’s sole officer and director, Mr. Brooks oversees the overall direction of the Company in relation to its long term plans. Operationally, Mr. Brooks is responsible for the implementation of corporate decisions with the oversight of the board of directors, including, but not limited to, marketing plans, growth strategies, operational efficiency, sourcing supplies for our dental lab, and supervising the labor being performed by Smile Dental. As CEO of a publicly traded company, Mr. Brooks is also responsible for coordinating efforts with respect to our financial audits and ensuring compliance with the Company’s reporting obligations on the OTC. Mr. Brooks spends approximately 80% of his monthly time related to the search and development of our dental lab operations and 20% of the supervision of day to day operations of the Company.

Though incorporated in 1998, the Company has a limited operating history in our current business segment and a history of net losses. For the years ended December 31, 2024 and 2023, the Company had a net loss of $491,648 and $433,207 respectively. Additionally, the Company has an accumulated deficit of $17,466,685 and $16,975,037 as of December 31, 2024 and 2023, respectively. We do not have adequate cash or working capital to meet our financial obligations and fund operations for the next 12 months, and there is substantial doubt about the ability of the Company to continue as a going concern. (See “Risks Related to Our Company” for additional information.)

2

Offering Summary

Securities Offered	Company Offered Shares: 20,000,000 shares of common stock, par value $0.001.

Offering Price	$0.35-0.45 per Offered Share.

Shares Outstanding Before This Offering(1)	30,447,830 shares of common stock issued and outstanding as of the date hereof.

Shares Outstanding After This Offering(1)	50,447,830 shares of common stock issued and outstanding, assuming the sale of all of the Company Offered Shares hereunder.

Minimum Number of Shares to Be Sold in This Offering	None

Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “TUTH” in the OTC Pink marketplace of OTC Link.

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion, subject to the limitations set forth in Rule 251(d)(3)(i)(F) of Regulation A.

Use of Proceeds	We will apply the proceeds of this offering for sales and marketing, dental lab equipment, new lab acquisitions, general and administrative expenses, and working capital. (See “Use of Proceeds”).

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information	Our principal executive offices are located at 424 E. Central Boulevard, Suite 308, Orlando, Florida 32801; our telephone number is (407) 789-1923; our corporate website is located at https://sdl.care. No information found on our Company’s website is part of this Offering Circular.

Legal Counsel	No independent counsel has been retained to represent the investors in the Company. Each investor should retain its own counsel and other appropriate advisers as to legal, regulatory and tax matters affecting investment in shares of common stock and its suitability for such investor.

(1)	Shares outstanding is as of July 25, 2025, and does not include:

a.	Up to 102,407,261 shares of common stock issuable upon conversion of outstanding convertible notes of the Company at an average conversion price of approximately $0.02 per share; and
b.	Up to 50,000 shares of common stock issuable upon exercise of outstanding stock options of the Company at an exercise price $0.30 per share.

3

The Offering

Common Stock Outstanding (1)	30,447,830
Common Stock in this Offering	20,000,000
Stock to be outstanding after the offering (2)	50,447,830

(1)	As of the date of this Offering Circular.

(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

(3)	Shares outstanding does not include the following:

a.	Up to 102,407,261 shares of common stock issuable upon conversion of outstanding convertible notes of the Company at an average conversion price of approximately $0.02 per share; and
b.	Up to 50,000 shares of common stock issuable upon exercise of outstanding stock options of the Company at an exercise price $0.30 per share.

Investment Analysis

There is no assurance the Company will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

Continuing Reporting Requirements Under Regulation A

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31st, our board of directors will cause to be mailed or made available, by any reasonable means, to each stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the stockholders.

Additionally, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

We’ve had historical negative operating results, and substantial doubt exists as to our ability to continue as a going concern. Since our inception, we have experienced significant operating losses. Our net loss was $526,022 and $412,385 for the years ended December 31, 2024 and 2023, respectively, and $171,357 and $128,760 for the three month periods ended March 31, 2025 and 2024, respectively. There is no guarantee when profitability will occur. Furthermore, our independent registered public accountants have expressed that substantial doubt exists as to the Company’s ability to continue as a going concern. See Note 2 to our financial statements included in this Offering Statement for further discussion.

We have a limited operating history. Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

Our company has a limited operating history and an evolving business model which raises doubt about our ability to achieve profitability or obtain financing. Our company only has a couple of years of operating history. Our company’s ability to continue as a going concern is dependent upon our ability to obtain adequate financing and to reach profitable levels of operations and we have a limited history of performance, earnings, and success. There can be no assurance that we will achieve profitability or obtain future financing. Also, our business depends on our ability to successfully purchase more advanced equipment and technology from time to time such as 3D printing and modelling technology, which there is no assurance that we will achieve.

Our failure to generate sufficient cash to meet our liquidity needs may affect our ability to service our indebtedness and grow our business. Our ability to make payments on and to refinance our indebtedness, principally the amounts borrowed under our outstanding convertible notes, and to fund planned capital expenditures, expansion efforts and strategic acquisitions we may make in the future, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

Based on our current level of operations, we believe our cash flow from operations, together with available cash, is not adequate to meet future liquidity needs in the coming year. We cannot assure you that our business will generate sufficient cash flow from operations in the future or that future borrowings will be available to us under debt instruments in an amount sufficient to enable us to service indebtedness, undertake strategic acquisitions to grow our business, or to fund other liquidity needs. If we need to refinance all or a portion of our indebtedness, we cannot assure you that we will be able to do so on commercially reasonable terms or at all. In the event that our financial performance was to deteriorate, it could result in in us being unable to meet our debt obligations and could result in us declaring bankruptcy or ending up in involuntary receivership.

We currently have a significant amount of outstanding convertible notes that are due and payable upon demand and we do not have sufficient cash of hand to meet such obligations if all such notes were called for cash instead of converted into shares of common stock. We currently have approximately $2.5 million in outstanding convertible debentures of which approximately $2.47 million is due and payable upon demand by the holder. To date, we have received demand notices from holders of approximately $180,000 of the outstanding convertible notes which we are working to have settled through the issuance of shares or otherwise. Of this $180,000, approximately $70,000 is related to amounts converted into shares of common stock of the Company, which conversions the holders of the convertible note currently contest were improper. If the Company is unable to settle its dispute with these note holders, it may be required to cancel the previously issued shares of common stock and pay the convertible notes in cash. If all of the holders of the outstanding convertible notes that are due and payable, demand payment in cash instead of converting to shares of common stock, we do not currently have sufficient cash on hand to meet such obligations. Our failure to pay such convertible notes when they become due and payable, then we may be forced to declare bankruptcy or end up in involuntary receivership and you may lose your entire investment.

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Risks associated with our strategic acquisitions could adversely affect our business. Our acquisition strategy depends on our ability to identify laboratories that are suitable acquisition candidates, successfully negotiate and enter into transactions on acceptable terms, and our capacity to integrate and successfully operate newly acquired as well as our previously acquired laboratories. If we fail to locate suitable acquisition candidates, reach mistaken conclusions as to the suitability of laboratories as acquisition candidates, enter into transactions on terms that prove unfavorable to us, or fail to integrate new laboratories following an acquisition, our ability to operate and grow our business in the ways we would like could be materially and adversely affected. While we will continue to consider acquisitions as a means of enhancing shareholder value, acquisitions involve risks and uncertainties, including:

•	difficulties integrating the acquired company, retaining the acquired laboratories’ customers, and achieving the expected benefits of the acquisition, such as revenue increases, cost savings, and increases in geographic or product presence, in the desired time frames, if at all;

•	loss of key employees from the acquired company;

•	implementing and maintaining consistent standards, controls, procedures, policies and information systems; and

•	diversion of management’s attention from other business concerns.

Our long-term success depends, in part, on our ability to acquire additional dental laboratories in a manner that achieves appropriate returns on our capital invested. If we are unable to generate the required sales or profit levels, as a result of macroeconomic or operational challenges, we will not acquire new dental laboratories and our future financial performance could be materially and adversely affected. Additionally, future acquisitions could cause us to incur additional debt, contingent liabilities, increased interest expense and higher amortization expense related to intangible assets, as well as experience dilution in earnings per share. Impairment losses on goodwill and intangible assets with an indefinite life, or restructuring charges, could also occur as a result of acquisitions, which could adversely affect our results of operations.

Our success depends on economic and other external factors that affect consumer decisions about whether and when to have dental procedures performed. Our business success depends in large measure on consumer decisions to have dental procedures performed. In this respect, demand for our products and our business results are sensitive to external factors that, directly or indirectly, affect consumer confidence, affect levels of disposable consumer income, or otherwise lead consumers to defer or elect not to have dental procedures performed. Examples of such external factors include the timing, duration and effects of adverse changes in overall economic conditions, including rates of job loss or growth, rising food and energy prices, tightening consumer credit and the resulting problems in the housing market, and increases in medical and dental costs, nationally or regionally in the markets we serve. Trends in the dental industry towards managed care may also result in decreased consumer access to dental services and thereby adversely affect demand for our products and our sales and profitability. The precise impact of these external factors is difficult to predict in advance, but one or more of these factors could adversely affect our business to the extent they adversely affect consumer spending on dental procedures.

We operate in a highly competitive and fragmented market that is increasingly global in scope. The dental laboratory industry is highly competitive and fragmented. Competition is primarily from other dental laboratories in the respective local market areas. The vast majority of dental laboratories consist of single business units, although there are several other multiple-location operators. These groups compete with us in several market areas. We also face competition from various mail order dental laboratories. Our success thus depends on our ability to be competitive against many different competitors in each market area we serve. If we fail to anticipate evolving technological innovations and product offerings from our competitors, particularly offerings that seek to leverage lower labor costs available in foreign countries, or fail to offer products that appeal to the changing needs and preferences of our customers in the various markets we serve, demand for our products could decline and our operating results would be adversely affected. While the competitive importance of product quality, price, service and innovation varies from product to product, price is a factor, and we experience pricing pressures from competitors in our markets.

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We face increased competitive pressures from foreign-sourced products and technology-based solutions. The industry in which we operate continues to change and evolve. Increasing competitive pressures from offshore laboratories based in China, India and elsewhere are impacting sales growth and selling prices of certain core products, particularly partial frames and traditional crowns. Certain technology-based solutions also enable dentists to fabricate restorations in their offices rather than purchasing them from an off-site laboratory. Price pressures from such new sources of competition could erode our margins and cause our financial results of operations to suffer. Our success depends on our ability to evaluate and respond to the threats arising from growing foreign competition, changing marketplaces and new technology and our ability to identify ways in which we can competitively provide the products and services demanded by our customers.

We face increased competitive pressures from multiple location operators and the consolidation in the industry. The dental laboratory industry has continued to consolidate and has drawn the attention of private equity investors. While the consequences of these changes in the dental laboratory industry are not yet fully known, these competitors may now have greater financial and other resources than previously available to them, which could increase competitive pressures on our operations. These developments could impact the availability of suitable acquisition candidates or otherwise increase the costs of acquiring dental laboratories.

We may be more leveraged than some of our competitors, which could adversely affect our business plans. We have incurred debt in pursuing our business operations for the past several years and a portion of our cash flow is used to service this debt. This in turn has reduced the funds we have available for working capital, capital expenditures, additional acquisitions, and other purposes and, a significant part of our growth strategy is to acquire additional dental laboratories. Given current credit conditions it may be more difficult for us to make additional borrowings in the future, potentially affecting our growth strategy. Similarly, our debt levels may increase our vulnerability to, and limit our flexibility in planning for, adverse economic and industry conditions and create other competitive disadvantages compared with other companies with relatively less leverage, especially in times of industry consolidation.

If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired. Our growth depends on our ability to develop new customer relationships with dentists, maintain existing relationships, and to expand existing relationships with our current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

If we cannot continue to respond to technical innovations we may not be able to compete effectively. We believe that our future success will depend, in part, upon our ability to continue to respond to technological innovations by the dental industry and introduce innovative design extensions for our existing products and to manufacture and market new products. We cannot assure you that we will be successful in the introduction, manufacturing and marketing of any new products or product innovations, or develop and introduce, in a timely manner, innovations to our existing products that satisfy our dentist customers’ needs or achieve market acceptance. Our failure to introduce new products successfully and in a timely manner, and at favorable margins, could harm our ability to successfully grow our business and could have a material adverse effect on our business, results of operations and financial condition.

Conflicts of interest between our company and our sole officer may result in a loss of business opportunity. Our sole officer is not obligated to commit his full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating his time between our future operations and those of other businesses. In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty. As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented. He may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

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In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. Despite our intentions, conflicts of interest may nevertheless arise which may deprive our company of a business opportunity, which may impede the successful development of our business and negatively impact the value of an investment in our company.

Dependence on Key Personnel and Potential Conflicts of Interest. Our success depends significantly on the continued service of James Brooks, who serves as our sole officer. The overlap in responsibilities resulting from having a single corporate officer may limit Mr. Brooks’ ability to devote sufficient time, attention, and focus to each function, potentially impairing our ability to execute our business strategy effectively. Furthermore, the dual responsibilities held by Mr. Brooks could result in conflicts of interest or reduced oversight in certain areas of the business, including financial management, strategic decision-making, and compliance oversight. Any inability to manage these responsibilities effectively or any disruption in Mr. Brooks’ availability could negatively affect our business, financial condition, and results of operations.

In addition, relying on a single executive officer to perform multiple critical roles may limit our ability to attract additional executive talent and scale our operations, thereby creating a concentration of control and decision-making in a single individual. If Mr. Brooks were to leave our company or be unable to fulfill these roles for any reason, our business could be adversely affected, and finding a qualified replacement who can fulfill all necessary roles may be challenging and time-consuming.

We may also face difficulties in maintaining adequate internal controls and effective corporate governance due to this concentration of responsibilities, which could expose us to increased operational and compliance risks.

We may face increased regulatory action by, among other governmental entities, the United States Food and Drug Administration (the “FDA”.) The industry has faced increased scrutiny from the FDA and other governmental entities concerning the safety and efficacy of dental products distributed in the United States from both foreign and domestic laboratories. As a result of this scrutiny, the FDA may propose possible registration, certification, material content and point of origin disclosure. Several states have passed legislation for a combination of material content and point of origin disclosures. Potential changes in laws, regulations and standards involving these issues, while new and evolving, are creating uncertainty in compliance requirements and could result in higher costs in order to comply with any revisions or additions to them and may create new legal liabilities if we fail to do so.

The speculative nature of our business plan may result in the loss of your investment. Our operations are in the start-up or stage only and are unproven. We may not be successful in implementing our business plan to become profitable. There may be less demand for our services than we anticipate. There is no assurance that our business will succeed, and you may lose your entire investment.

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General economic factors may negatively impact the market for our dental products. The willingness of dental practices and their patients/consumers to spend money on our products may be dependent upon general economic conditions; and any material downturn may reduce the likelihood of such parties incurring costs toward what some consumers may consider a discretionary expense item.

A wide range of economic and logistical factors may negatively impact our operating results. Our operating results will be affected by a wide variety of factors that could materially affect revenues and profitability, including the timing and cancellation of customer orders and projects, competitive pressures on pricing, availability of personnel, and market acceptance of our services. As a result, we may experience material fluctuations in future operating results on a quarterly and annual basis which could materially affect our business, financial condition and operating results.

If we fail to effectively and efficiently advertise, the growth of our business may be compromised. The future growth and profitability of our business will be dependent in part on the effectiveness and efficiency of our advertising and promotional expenditures, including our ability to (i) create greater awareness of our services, (ii) determine the appropriate creative message and media mix for future advertising expenditures, and (iii) effectively manage advertising and promotional costs in order to maintain acceptable operating margins. There can be no assurance that we will experience benefits from advertising and promotional expenditures in the future. In addition, no assurance can be given that our planned advertising and promotional expenditures will result in increased revenues, will generate levels of service and name awareness or that we will be able to manage such advertising and promotional expenditures on a cost-effective basis.

Our success is dependent on our unproven ability to attract qualified personnel. We depend on our ability to attract, retain and motivate our management team, consultants and advisors. There is strong competition for qualified technical and management personnel in the dental business sector, and it is expected that such competition will increase. Our planned growth will place increased demands on our existing resources and will likely require the addition of technical personnel and the development of additional expertise by existing personnel. There can be no assurance that our compensation packages will be sufficient to ensure the continued availability of qualified personnel who are necessary for the development of our business.

Without additional financing to develop our business plan, our business may fail. Because we have generated only minimal revenue from our business and cannot anticipate when we will be able to generate meaningful revenue from our business, we will need to raise additional funds to conduct and grow our business. We do not currently have sufficient financial resources to completely fund the development of our business plan. We anticipate that we will need to raise further financing. We can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing security-holders.

We may not be able to obtain all of the licenses necessary to operate our business, which would cause our business to fail. Our operations require licenses and permits from various governmental authorities related to the operation of our acquired dental laboratory facilities. We believe that we will be able to obtain all necessary licenses and permits under applicable laws and regulations for our operations and believe we will be able to comply in all material respects with the terms of such licenses and permits. However, such licenses and permits are subject to change in various circumstances. There can be no guarantee that we will be able to obtain or maintain all necessary licenses and permits.

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If we are unable to recruit or retain qualified personnel, it could have a material adverse effect on our operating results and stock price. Our success depends in large part on the continued services of our sole executive officer and third-party relationships. We currently do not have key person insurance on these individuals. The loss of these people, especially without advance notice, could have a material adverse impact on our results of operations and our stock price. It is also very important that we be able to attract and retain highly skilled personnel, including technical personnel, to accommodate our growth and expansion plans and to replace personnel who leave. Competition for qualified personnel can be intense, and there are a limited number of people with the requisite knowledge and experience. Under these conditions, we could be unable to recruit, train, and retain employees. If we cannot attract and retain qualified personnel, it could have a material adverse impact on our operating results and stock price.

If we fail to effectively manage our growth our future business results could be harmed. As we proceed with our business plan, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

Our internal control over financial reporting may be ineffective. We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses. In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators. Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

We cannot assure that we will have the resources to repay all of our liabilities in the future. We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We often utilize purchase order financing from third party lenders when we are supplying or distributing consumer goods, which increases our costs and the risks that we may incur a default, which would harm its business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

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Risks Related to Securities Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any stockholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 stockholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from stockholders without furnishing to stockholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on stockholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

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Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our stockholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our stockholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a stockholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in stockholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our stockholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are penny stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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The market price for our common stock has been, and may continue to be, highly volatile. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;

•	operating results that vary from the expectations of investors;

•	changes in expectations as to our future financial performance, including financial estimates by investors;

•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;

•	changes in our capital structure;

•	announcements of innovations or new services by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	lack of success in the expansion of our business operations;

•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;

•	additions or departures of key personnel;

•	asset impairment;

•	temporary or permanent inability to offer our products and services; and

•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

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Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of March 31, 2025, was $(2,314,275), or approximately $(0.08) per share based on 30,447,818 shares outstanding as of March 31, 2025. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Company Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at a per share price of $0.40, which represents the mid-point of the price range presented herein.

Assuming the Sale of 100% of the Company Offered Shares
Assumed offering price per share	$0.40
Net tangible book value per share as of March 31, 2025	$(0.08)
Increase in net tangible book value per share after giving effect to this offering	$0.19
Pro forma net tangible book value per share as of March 31, 2025	$0.11
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.29

Assuming the Sale of 75% of the Company Offered Shares
Assumed offering price per share	$0.40
Net tangible book value per share as of March 31, 2025	$(0.08)
Increase in net tangible book value per share after giving effect to this offering	$0.16
Pro forma net tangible book value per share as of March 31, 2025	$0.08
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.32

Assuming the Sale of 50% of the Company Offered Shares
Assumed offering price per share	$0.40
Net tangible book value per share as of March 31, 2025	$(0.08)
Increase in net tangible book value per share after giving effect to this offering	$0.12
Pro forma net tangible book value per share as of March 31, 2025	$0.04
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.36

Assuming the Sale of 25% of the Company Offered Shares
Assumed offering price per share	$0.40
Net tangible book value per share as of March 31, 2025	$(0.08)
Increase in net tangible book value per share after giving effect to this offering	$0.07
Pro forma net tangible book value per share as of March 31, 2025	$(0.01)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.41

The above table assumes that the Offered Shares are issued for cash consideration of $0.40 per share. To the extent that Offered Shares are issued for tangible assets at a deemed price per share of $0.40, the tangible assets would be booked at such value and the effect on pro forma net tangible book value and dilution to new investors should be approximately the same as the issuance of shares for $0.40 per share in cash consideration. To the extent Offered Shares are issued upon the surrender of outstanding debt instruments of the Company, total liabilities would decrease by the stated value of principal and interest due and payable on such instruments and the effect on pro forma net tangible book value and dilution to new investors should be approximately the same as the issuance of shares for $0.40 per share in cash consideration. To the extent that intangible assets are acquired, their value would not result in an increase in net tangible book value and would result in a smaller increase in net tangible book value and an increase in dilution to new investors. For instance, each decrease of $1,000,000 in net proceeds in cash consideration results in a decrease in pro forma net tangible book value of $0.015 per share and a corresponding increase in the dilution to new investors.

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Company Offered Shares in this offering.

	Assumed Percentage of Company Offered Shares Sold in this Offering
	25%	50%	75%	100%
Shares Sold[1]	$5,000,000	10,000,000	15,000,000	20,000,000
Gross Proceeds	$1,750,000 to 2,250,000	3,500,000 to 4,500,000	5,250,000 to 6,750,000	7,000,000 to 9,000,000
Offering Expense	$64,500	64,500	64,500	64,500
Net Proceeds	$1,110,500 to 2,185,500	3,435,500 to 4,435,500	5,185,500 to 6,685,500	6,935,500 to 8,935,500

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 10%, 25%, 50%, 75% and 100% of the Offered Shares at a per share price of $0.40, which represents the mid-point of the price range presented herein. All amounts set forth below are estimates.

	25%	50%	75%	100%
Sales and Marketing	$196,750	$396,750	$596,750	$796,750
Dental Lab/Lab Equipment	787,000	1,587,000	2,387,000	3,187,000
New Lab Employees	787,000	1,587,000	2,387,000	3,187,000
Working Capital	98,375	198,375	298,375	398,375
G&A Expense	66,375	166,375	266,375	366,375
TOTAL	$1,935,500	$3,935,500	$5,935,500	$7,935,500

(1)	The data in these tables assumes the receipt by the Company of only cash-based consideration. The Company does not anticipate accepting non-cash consideration including operating assets of target dental labs and the surrender of outstanding debt instruments of the Company.

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We may use the cash proceeds received from this offering to pay the balance on our outstanding convertible notes that are not otherwise converted into shares of common stock. We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of the Company and its stockholders. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we operate, general economic conditions and our future revenue and expenditure estimates. The Company, by the determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash only.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 20,000,000 Company Offered Shares on a best-efforts basis, at a fixed price of $0.35-0.45 per Company Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion, subject to the limitations set forth in Rule 251(d)(3)(i)(F) of Regulation A.

There is no minimum number of Company Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Company Offered Shares in this offering through the efforts of our Chief Executive Officer, James D. Brooks. Mr. Brooks will not receive any compensation for offering or selling the Company Offered Shares. We believe that Mr. Brooks is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Brooks:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	is not an associated person of a broker or dealer; and

•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

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As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Company Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8% of the gross offering proceeds from their sales of the Company Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Company Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Company Offered Shares in this offering, please submit a request for information by e-mail to the company at: info@sdl.care; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Company Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and

•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Acceptance of Subscriptions. The Company shall accept or reject a subscription agreement within 24 hours of receipt. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Company Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable. Upon our rejection of a subscription agreement, any and all funds remitted by the investor will be returned within 24 hours.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a stockholder of our company and the Company Offered Shares will be issued as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a stockholder.

By executing the subscription agreement and paying the total purchase price for the Company Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

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Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Company Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Company Offered Shares in as many states as this offering is able to be qualified. In the case of each state in which we sell the Company Offered Shares, we will qualify the Company Offered Shares for sale with the applicable state securities regulatory body or we will sell the Company Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Company Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Company Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Company Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Company Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Company Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Company Offered Shares, these materials will not give a complete understanding of our company, this offering or the Company Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Company Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 2,000,000,000 shares of common stock, $.001 par value per share.

As of July 25, 2025, there were 30,447,830 shares of our common stock issued and outstanding held by approximately 77 holders of record.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Our Bylaws provide that, at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Reverse Stock Split

On March 13, 2025, the Company completed a 20 (old) to 1 (new) reverse stock split of its outstanding shares of common stock, par value $0.001 (the “Reverse Stock Split”). The Reverse Stock Split was approved by the Company's board of directors and stockholders pursuant to Nevada Revised Statutes 78.2055.  Accordingly, there was no change in the Company's authorized capital, which remains at 2,000,000,000 shares of common stock, par value $0.001 per share.  The number of shares of common stock held by each stockholder of the Company were consolidate automatically on a 20 (old) shares for 1 (new) share basis. No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up to the nearest whole share, pursuant to NRS 78.205(2)(b). Unless otherwise indicated, all share and per share values presented in this Offering Circular and in the financial statements accompanying this Offering Circular have been adjusted to reflect the Reverse Stock Split.

Anti-takeover Effects of Nevada Law

Business Combinations. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors, or a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters” rights.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Stockholder Meetings

Our bylaws provide that special meetings of stockholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of Transfer Online, 512 SE Salmon Street, Portland, Oregon 97214-3444, as the transfer agent for our common stock. Transfer Online’s website is located at: www.transferonline.com. No information found on Transfer Online’s website is part of this Offering Circular.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted in the over-the-counter under the symbol “TUTH” in the OTC Pink marketplace of OTC Link. On July 24, 2025, the closing price of our common stock was $0.15 per share.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

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BUSINESS

Corporate History

Standard Dental Labs Inc. (f/k/a Costas, Inc.) was incorporated in the State of Nevada on December 10, 1998. Prior to its current business, Standard Dental Labs was a development stage company that had a primary business plan to acquire, improve, and re-market undeveloped real estate in Las Vegas, Nevada and its surrounding communities.

On January 21, 2015, the Company engaged Mr. James Brooks under a consulting agreement pursuant to which Mr. Brooks agreed to devote his full-time efforts to build and develop the Company’s technological and marketing platforms. On September 18, 2017, the court entered an order in favor of Mr. Brooks granting a judgment in the amount of $1,114,500 against the Company. On December 23, 2021, the Company entered into an 8% Convertible Promissory Note with Brooks in the amount of $1,171,727 in satisfaction of the outstanding judgment. The convertible promissory note bears interest rate at 8% per annum for a period of 12 months. The holder has the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share. Shortly thereafter, Brooks converted $175,000 of the balance due and owing under the Note into 15,000,000 shares, which resulted in Mr. Brooks becoming the Company’s controlling stockholder. On October 21, 2020, Mr. Brooks, as a majority shareholder, filed a motion requesting the appointment of a Receiver over our company. On March 25, 2021, the Receiver filed a motion with the Court requesting approval to appoint Mr. Brooks as an officer and director of our company and to increase our authorized capital and subsequently to issue sufficient common and preferred shares on terms to be finalized with Mr. Brooks, whereby Mr. Brooks became the controlling stockholder of our company. On December 30, 2021, Mr. James Brooks was appointed the Company’s sole officer and director in place of Mr. Fred Waid. On March 2, 2023, Mr. Brooks assigned $10,000 of his convertible note leaving the principal amount of $1,161,727 due and payable.

On February 9, 2022, an Order was entered by the Eighth Judicial District Court, Clark County, Nevada, Case No. A-17-749977D, terminating the receivership for our company.

On May 6, 2022, the company entered into an asset purchase agreement with Standard Dental Labs Inc. (“SDL”), a Wyoming corporation controlled by the company’s CEO, James Brooks, to acquire certain assets including: (i) a ready to implement business model and platform for the identification and acquisition of small to medium sized dental labs in the United States, and (ii) a fully developed branding package created around SDL, including logo, website, presentation materials and corporate name. Under the terms of the acquisition agreement, assets valued at $75,900 were acquired through the issuance of a total of 1,583,088 shares of the Company’s restricted common stock to SDL. With the conclusion of this acquisition, the Company planned to operate in the dental lab industry, paving the way for future acquisitions and consolidations in the industry. The assets acquired from SDL did not constitute an operating business, but rather an immediately actionable plan and branding concept from which the Company identified its first operating dental lab targets.

On August 15, 2022, the Company announced the completion of a definitive agreement to acquire the assets of Prime Dental Lab, LLC (“Prime Dental” or “PDL”), an Orlando-based dental lab in operation since 2012. The purchased assets consisted of (i) accounts receivable; (ii) inventories; (iii) deposits, advances, pre-paid expenses and credits relating to prepaid packages; (iv) furniture, fixtures, machinery, equipment, computer hardware and software, and all other tangible assets; (v) intellectual property including the right to continue using the name “Prime Dental Lab LLC; (vi) permits and licenses; and (vii) all information (including client lists), files, databases, correspondence, records, data, plans, reports, etc. We accounted for the August 15, 2022 transaction with Prime Dental as a reverse recapitalization whereby Prime Dental was determined as the accounting acquirer and Standard Dental as the accounting acquiree. This determination was primarily based on Standard Dental acquiring all of the operating assets of Prime Dental, Standard Dental first commencing operating activities following completion of the transaction and the Prime Dental assets acquired in the transaction accounting for the majority of Standard Dental’s operating assets upon commencement of operations. While Standard Dental Labs was the legal acquirer, because Prime Dental was determined the accounting acquirer, the historical financial statements of Prime Dental became the historical financial statement of Standard Dental, upon consummation of the transaction, and the comparative financial information reflects the historical operations and financial position of Prime Dental prior to the transaction. As a result, the financial statements included in the accompanying consolidated financial statements reflect (i) the historical operating results of Prime Dental prior to the transaction; (ii) the combined results of Standard Dental and Prime Dental following the closing of the transaction; (iii) the assets and liabilities of Standard Dental at their historical cost with no goodwill or step-up in asset values; and (iv) Standard Dental’s equity structure for all periods presented (restated to reflect the legal capital structure of Standard Dental). (See Note 5)

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Upon completion of the asset purchase, and by virtue of the fact the Company acquired all rights to the name and branding associate with Prime Dental Lab, LLC, PDL changed its name to Smile Dental (all references hereinafter to Prime Dental, Prime Dental Lab, and PDL shall be construed and interpreted as references to Smile Dental). The Company agreed to total consideration of $700,000 comprised of $560,000 in stock (the “Share Consideration”), $140,000 in cash (the “Cash Consideration”), and up to 10% of the Share Consideration in additional stock options. The Cash Consideration was payable in two installments of $70,000 with the first installment due at closing and the second installment due upon the Company being successful in achieving a registered financing under an S-1 registration statement, or on such earlier date as may be agreed in writing by the Parties. The Asset Purchase Agreement does not have any termination provisions.

The Share Consideration is subject to a lock-up agreement for a term of twenty-four months from the issuance date, whereunder Smile Dental is entitled to receive a quarterly release of 12.5% of the total Share Consideration, subject to confirmation that the quarterly revenues generated by the PDL purchased assets exceed 12.5% percent of the PDL’s 2021 annual revenue.

In order to facilitate ongoing lab operations and to seamlessly service its acquired customer base, the Company entered into a subcontractor agreement with Smile Dental on August 31, 2022, as amended April 30, 2023, whereunder Smile Dental agreed to provide ongoing labor, quality control and delivery services during a period of up to two years from the latest date as a subcontractor to Standard Dental. Currently, all labor in our dental lab is performed under the Smile Dental subcontractor agreement. Any and all disputes arising under the Subcontractor Agreement must be resolved through binding arbitration through the Florida Circuit – Civil Mediator Society.

Concurrent with the closing of the acquisition of certain assets from Smile Dental, the Company entered into a subcontractor agreement with Mr. John Kim for the provision of certain services including labor, materials, supplies and manufacturing expertise with respect to the servicing of the Company’s client list for dental prosthetics and orthotics. Mr. Kim shall be available for the Company’s exclusive use certain acquired assets in order to facilitate the provision of finished products. As consideration under the terms of the agreement, Mr. Kim and his management company, Smile Dental, shall be entitled to retain all gross profits from the sale of such finished goods, net the cost of use of the production equipment, as management fees. The agreement has an initial term of up to two (2) years and either the Company or Mr. Kim may terminate the agreement with six (6) months’ written notice, in order to provide the Company sufficient time to identify, hire and train a suitable replacement.

Upon acquisition of the customers and operational assets of Smile Dental, the Company immediately commenced revenue generating operations effective September 1, 2022, and reported gross revenues of $173,329 in the four-month period ended December 31, 2022, and associated costs of goods sold totaling $101,054 for gross profit of $72,275.

On March 24, 2023 the Company and Smile Dental executed an addendum to the definitive agreement with Smile Dental (the “Smile Dental Amendment”) whereunder the Cash Consideration as part of Purchase Price was revised so that the first instalment shall be released immediately upon execution of the Smile Dental Amendment, or March 24, 2023, and the second Cash Instalment shall be payable on the date that is no later than seven (7) calendar days subsequent to the receipt of proceeds from the financing associated with this application.

The Company is now operating in the dental lab industry and is currently manufacturing dental prosthetics for dentists and dental clinics via its first operational lab facility. Our existing dental lab supplies dentists and dental clinics with dental prosthetics such as crowns, bridges, and implants, including other prosthetics.

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Intellectual Property

The Company does not own any material intellectual property assets. While pursuant to our Asset Purchase Agreement with PDL, the Company acquired a PDL Websites, URL’s, domain names, methods, know-how, and specifically the right to continue to use the name “Prime Dental Lab LLC”, , there were no material patents, copyrights or trademarks in the assets of PDL.

Corporate Information

Our principal executive offices are located at 424 E. Central Boulevard, Suite 308, Orlando, Florida 32801; our telephone number is (321) 465-9899; our corporate website is located at http://sdl.care. No information found on our company’s website is part of this Offering Circular.

Our Current Business

Our current business activities include operating and developing the Company’s dental lab business. The Company currently has one operating dental lab which is operated by Smile Dental pursuant to the Company’s subcontractor agreement as described above.

Standard Dental Labs produces several kinds of dental prosthetics. The Company uses state-of-the-art equipment such as 3D scanners, printers and 5-axis milling machines, along with several other types of machinery needed to complete jobs for dental clinics.

The consolidation of dental and medical clinics has been an increasing trend over the past two decades, but only recently have investors focused on dental labs. We see this as an opportunity to apply similar strategies to what has been learned from other consolidations.

The Company is open to acquiring additional independent dental laboratories that are looking to exit the market. However, we do not currently have any plans or strategies in place to identify potential acquisition targets. We are primarily focused on growing the existing business organically and believe that, in so doing, we will be able to identify and uncover opportunities for potential acquisitions.

The Company operates day-to-day as a full-service dental lab. With more than 50 dental clinics as clients, we produce roughly 500 dental prosthetics each month. As per industry standard, we do not have any definitive agreements in place with these dental clinics. The items we manufacture and produce are shipped using standard carriers.

Previously, the Company has engaged the labor and manufacturing services of Smile Dental as a contract manufacturer. On July 1, 2025, the Company and Smile Dental mutually agreed to the termination of the subcontracting agreement. The Company is now managing its own lab facility and is leasing the building and property. Manufacturing of dental prosthetics is now performed by Company employed technicians and client relationships are managed directly by Standard Dental Labs. Management expects, based on operations to date, that costs related to operations will remain approximately the same as under the subcontracting agreement and expects that costs will decrease as the Company grows the size and number of labs it operates, due to economies of scale.

Our goal is to open a large and modern facility in Orlando, Florida to accommodate 75 full-time employees, including dental lab technicians. We have not undertaken specific steps at this time for this facility and would not anticipate doing so until we have acquired at least 3 additional dental labs.

We sell our dental lab products and market these products to our clients using our acquired tradename Prime Dental Lab LLC and compensate Smile Dental for contract services provided. Smile Dental in turn reimburses the company for the use of our acquired dental lab equipment. In the past two fiscal years ended December 31, 2024 and 2023, we have compensated Smile Dental $98,642 and $118,677 respectively for services under their contract.

The 500 orders that are delivered each month are completed by the contracted dental lab techs. With 60+ techs working in the new facility, we expect tech productivity to factor on par or better than current levels due to improved support technologies and equipment in our new facility.

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Products and Services

Dental labs supply dentists and dental clinics with dental prosthetics such as crowns, bridges, and implants. Although they manufacture many other prosthetics, these represent a large majority of what is supplied, and would be called the “bread and butter” of the industry.

Our products are grouped into the following three main categories:

Restorative Products. Restorative products that our dental laboratories sell consist primarily of crowns and bridges. A crown replaces the part of a tooth that is visible, and is usually made of gold, porcelain or zirconia. A bridge is a restoration of one or more missing teeth that is permanently attached to the natural teeth or roots. In addition to the traditional crown, we also make onlays, which are partial crowns which do not cover all of the visible tooth; inlays, which are restorations made to fit a prepared tooth cavity and then cemented into place and precision crowns, which are restorations designed to receive and connect a removable partial denture. We also mill crowns and bridges from zirconia using CAD-CAM (computer-assisted design and computer-assisted manufacturing) technologies.

Reconstructive Products. Reconstructive products sold by our dental laboratories consist primarily of partial dentures and full dentures. Partial dentures are removable dental prostheses that replace missing teeth and associated structures. Full dentures are dental prostheses that substitute for the total loss of teeth and associated structures. We also sell precision attachments, which connect a crown and an artificial prosthesis, and implants, which are fixtures anchored securely in the bone of the mouth to which a crown, a partial denture a or full denture is secured by means of screws or clips.

Cosmetic Products. Cosmetic products sold by our dental laboratories consist primarily of porcelain veneers and ceramic crowns. Porcelain veneers are thin coverings of porcelain cemented to the front of a tooth to enhance personal appearance. Ceramic crowns are crowns made from ceramic materials that most closely replicate natural teeth. We also sell composite inlays and onlays, which replace silver fillings for a more natural appearance, and orthodontic appliances, which are products fabricated to move existing teeth to enhance function and appearance.

We have a specific process to make sure that we comply with the deadlines. Smile Dental is responsible for the distribution of our products and for making contact with our various suppliers. The resources needed to produce the dental prosthetics are readily available and can be sourced from a variety of suppliers. As such, we do not have agreements in place with any specific suppliers.

The type of dental labs the company has and will continue to acquire typically serve 20 to 25 dental clinics each and employ 4 to 6 dental lab technicians who prepare dental prosthetics for dentists. The dentists are normally responsible for the final fitting with the patient, but most of the work is done by the lab.

Over the past 5 years, 3D printing and modelling technology has become more mainstream. As most of this technology has been unaffordable for small business owners, advanced technology is uncommon in these smaller operations.

The Market

The transition from skilled labor to computer driven technology in the dental lab industry, although in its infancy, is well underway. The changeover of skilled artisans to 3D printers and milling equipment is causing a shift in the perception for would-be investors. No one can predict how this technology might evolve, how long it will take, or how it may impact the industry in the long term.

The uncertain future of dental labs means there is less interest from investors in the field. The erosion of the one, two, and three person businesses is certain. (Forbes, Nov. 2019). The result: A generation of lab owners that may not be able to sell their business for retirement or raise the necessary capital to retool to this advancing technology.

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Competition

The biggest competition to the private dental lab owner in the United States is large, Chinese factory labs operating in southern China. We estimate that a large percentage of dental prosthetics are now sourced through these offshore manufacturers. This is detrimental to the local industry, and there is very little an individual lab owner can do to protect himself from the market erosion caused by this competitor.

However, this may represent an opportunity for the company to lobby the state government to enact legislation requiring the materials be “certified” prior to being used to supply the industry with the raw materials required to manufacture dental products.

Certified materials could only become certified through local inspectors which could be funded through a state or national association. So far in the US, the only such association is The National Association of Dental Laboratories, located in Tallahassee, Florida.

As a start-up company in the dental lab industry, we will be at a significant disadvantage to other more established and better capitalized companies that we are in competition with for the acquisition of additional dental labs. As the Company is able to acquire additional labs and enhance its revenue, when appropriate the company will seek to uplist to the OTCQB Market or a more senior exchange to further enhance liquidity benefits for stockholders and vendors of dental lab assets.

Compliance with Government Regulation

In a 2009, American Dental Association member survey, nearly 65 percent of dentists responded that they believe dental technicians and laboratories are regulated in their state. This is not the case. In fact, only four states in the United States require either certification or continuing education.

However, 12 states require basic minimum standards be met for laboratories, which include state registration. The most up-to-date regulations were last set in 2019, in Washington State, but most haven’t updated their requirements for 25 years or longer. We feel that there is an opportunity to contribute to the industry by proposing new, more current legislation that addresses the importation of materials from foreign countries. New legislation that requires certification of materials could greatly enhance the safety of the materials for patients, and also contribute to the success of US based dental labs.

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Other than the payment of a modest registration fee every two years to maintain our dental lab registration with the State of Florida, ongoing continuing education of 18 hours biennially by one certified lab technician in the lab in accordance with Florida Administrative Code Rule Chapter 64B-5, we do not require any governmental approvals or authorizations for the operation of our existing dental lab in Florida. Further, we are not aware of any pending or probable regulations that would have an impact upon our operations.

	FL	IL	KY	MN	MO	NC	OH	OK	PA	SC	TX	VA	WA
Year of Initial Enactment	1987	1993	1977	2012	1995	1962	2008	1992	1987	1942	1985	2012	2019
Laboratory Registration Fee	$200/2 yrs	N/A	$150/yr	$50/yr	N/A	N/A	N/A	$300/yr	$25/yr	$150/2 yrs	$135/yr	N/A	$250
Laboratory Registration	Yes	No	Yes	Yes	No	No	No	Yes	Yes	Yes	Yes	No	Yes
Technician Registration Fee	No	No	No	No	No	No	No	No	No	$100 Initial, $150 Renewal	No	No	No
Certificate to Perform Dental Technology	No	No	No	No	No	No	No	No	No	Yes ‡	No	No	No
CDT or Equivalent Required	No	No †	Yes	No	No	No	No	No	No	Yes	Yes	No	Yes (2025)
State Laws and Rules Exam Required	No	No	No	No	No	No	No	No	No	Yes	Yes	No	No
Out-of-State Laboratories Required to Register	No	No	Yes	No	No	No	No	Yes	No ‡	Yes	Yes	No	Yes
Dentists Required to Use Registered Laboratory	No	No	Yes	Yes #	No	No	No	Yes	No	Yes	Yes	No	Yes
Materials Disclosure	Yes	Yes	Yes	Yes	Yes +	Yes	Yes	No	No	Yes	No	Yes	Yes
Point of Origin Disclosure	Yes	Yes	Yes	Yes	Yes +	Yes	Yes	No	No	Yes	Yes	Yes	Yes
CE for One Technician in Each Laboratory	Yes	No	Yes	No	No	No	No	No	No	Yes	Yes	No	Yes

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The company’s current lab operations in Florida are not subject to OSHA regulations or regulations governing the handling or disposing of medical waste. There are currently no specific OSHA standards for dentistry, however the labs follow best practices including:

(a)	having a lab space that is clean and orderly and in good repair, with regard to normal fabrication procedures;

(b)	All waste materials properly disposed of at the end of each day;

(c)	Maintaining on the laboratory premises a copy of the laboratory registration so it is readily available for inspection by Department personnel;

(d)	Maintaining on the laboratory premises, for each separate appliance and for a period of four years, a work order from a licensed dentist authorizing construction or repair of the specified artificial oral appliance; and

(e)

Maintaining on the laboratory premises a written policy and procedure document on sanitation. Said policy shall include, but not necessarily be limited to: Intake and disinfection procedure for each appliance, impression, bite, or other material posing a possible contamination risk received by the laboratory.

In the State of Florida the prosthetics and other oral appliances manufactured and repaired by the lab do not for the most part meet the definition of medical waste according to the Florida Department of Health which includes, “Any solid or liquid waste which may present a threat of infection to humans, including nonliquid tissue, body parts, blood, blood products, and body fluids from humans and other primates; laboratory and veterinary wastes which contain human disease-causing agents; and discarded sharps.” Most prosthetics and appliances coming to the lab from a dental office have been disinfected prior to intake. However, the company’s lab operations follow the recommended procedures for waste including properly labeled and identified waste bags, proper seals on waste containers and proper disposal of waste in accordance with the State of Florida department of health chapter 64E-16 of the Florida Administrative Code.

Significant Acquisitions

In May of 2022, Standard Dental Labs Inc. acquired certain assets of Standard Dental Labs Inc. (SDL), a privately owned Wyoming corporation controlled by our CEO, James Brooks, which is in the business of providing consulting services, including the creation of business plans for identifying and purchasing operating assets in various industry sectors. Immediately following the acquisition of the aforementioned assets by the company, including the tradename “Standard Dental Labs Inc.”, SDL changed its name to “Fastbend Holdings Inc.” in order to continue its ongoing operations. The Company has since adopted the name “Standard Dental Labs Inc.” effective March 21st, 2024.

The business model acquired from SDL includes metrics and data in order to allow the company to quickly identify and purchase privately owned dental lab operations in the United States, allowing for these operations to be consolidated regionally, and to operate them efficiently applying economies of scale.

On August 15, 2022, the Company announced the completion of a definitive agreement to acquire the assets of Prime Dental Lab, LLC (“Prime Dental” or “PDL”), an Orlando-based dental lab in operation since 2012. The purchased assets consisted of (i) accounts receivable; (ii) inventories; (iii) deposits, advances, pre-paid expenses and credits relating to prepaid packages; (iv) furniture, fixtures, machinery, equipment, computer hardware and software, and all other tangible assets; (v) intellectual property including the right to continue using the name “Prime Dental Lab LLC; (vi) permits and licenses; and (vii) all information (including client lists), files, databases, correspondence, records, data, plans, reports, etc.

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In order to facilitate ongoing lab operations and seamlessly service its acquired customer base, the Company entered into a subcontractor contract with Smile Dental on August 31, 2022, as amended April 30, 2023, whereunder Smile Dental would provide ongoing labor, quality control and delivery services and management oversight during a period of up to two years. Under the terms of the agreement, as amended, with Smile Dental, either the Company or Smile Dental may terminate the agreement with six (6) months written notice, in order to provide the Company sufficient time to identify, hire and train a suitable replacement.

The Company operated using its acquired tradename Prime Dental Labs LLC. The Company did not acquire the building where the manufacturing of Prime Dental Lab appliances and prosthetics takes place. The Company and Smile Dental agreed that the cost of manufacturing goods paid by the company to Smile Dental shall include overhead costs including applied costs on a per item bases for the use of the space where the lab operations take place. There is no separate agreement for the rental or lease of the space where the prosthetics are manufactured.

As noted above, on July 1, 2025, the Company and Smile Dental mutually agreed to the termination of the subcontracting agreement. The Company is now managing its own lab facility and is leasing the building and property. Manufacturing of dental prosthetics is now performed by Company employed technicians and client relationships are managed directly by Standard Dental Labs. Management expects, based on operations to date, that costs related to operations will remain approximately the same as under the subcontracting agreement and expects that costs will decrease as the Company grows the size and number of labs it operates, due to economies of scale.

Offices

The mailing address of our company is # 424 E Central Blvd, Suite 308, Orlando, FL, 32801.  Our main telephone number is 321-465-9899. Our initial lab location is at 1008 N Pine Hills Rd, Orlando, FL 32808.

Employees

We currently have 3 employees. Our sole officer is also a member of our board of directors, James Brooks.

We do expect material changes in the number of employees over the next 12-month period as a result of our growth and expansion plans. Also, we do and will continue to outsource contract employment as needed.

Litigation

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements as at and for the years ended December 31, 2024 and 2023 and the related notes that appear elsewhere in this document. Certain statements in this Management’s Discussion and Analysis of Financial Condition and Results of Operations constitute “forward-looking statements”. The words “anticipate”, “believe”, “estimate”, “expect”, “plan”, “intend” and other similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. Forward-looking statements included in this Offering Circular involve known and unknown risks, uncertainties, and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon our best estimates based upon current conditions and the most recent results of operations. Various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements contained in this Offering Circular. These include, but are not limited to, those described above under “Risk Factors.” We assume no obligation to update these forward-looking statements contained in this report, whether as a result of new information, future events, or otherwise, except as required by law.

Our financial statements are stated in United States Dollars ($) except as otherwise indicated and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operation

During the next twelve-month period (beginning January 1, 2025), we intend to continue sales and marketing efforts to increase sales for our existing dental lab while also identifying and securing sources of equity and/or debt financing for additional dental lab acquisitions.

We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the 12 Months beginning January 1, 2025

Amount
Expenses	($)
Improvements to planned corporate facility	300,000
Executive salaries, including new hires	540,000
Administrative support	150,000
Professional fees	240,000
General and administrative expense including rent, transfer agent, travel, office and sundry	300,000
Advertising, marketing, and website costs	80,000
Total operating expense	1,610,000
Cash required for lab acquisitions	250,000
Total	1,860,000

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Terminated Service Contract

The Company is now managing its own lab facility and is leasing the building and property. Manufacturing of dental prosthetics is now performed by Company technicians and client relationships are managed directly by Standard Dental Labs. The management agreement between Standard Dental Labs and Smile Dental Management LLC was terminated on July 1st, 2025. Management expects, based on operations to date, that costs related to operations will remain approximately the same as under the subcontracting agreement and expects that costs will decrease as the Company grows the size and number of labs it operates, due to economies of scale.

Results of Operations for our Three Month Periods Ended March 31, 2025 and 2024

Our net income (loss) and comprehensive income (loss) for our three month period ended March 31, 2025, for our three month period ended March 31, 2024, and the changes between those periods for the respective items are summarized as follows:

For the three month periods ended March 31, 2025, and 2024, the Company generated revenues of $105,437 and $67,364, respectively. The Company experienced a increase in revenue as a result of an increase in the volume of products being manufactured, which the Company expects to continue moving forward. Our cost of goods sold decreased from $39,415 at March 31, 2024, to $19,836 at March 31, 2025, as we improved manufacturing efficiency and cost of good reductions, which efficiencies and reductions the Company expects to continue moving forward.

Operating expenses for the three months ended March 31, 2025, and 2024 were $220,759 and $125,844, respectively, an increase of $94,915. As summarized in the table below, selling and marketing expenses decreased by $28,356 due to efforts to save funds pending regulatory approvals for a name change and reverse split ahead of the Company’s Regulation A offering, while general and administrative expenses were up by $14,646 due to increased costs related to obtaining regulatory approval of the name change and reverse stock split. Professional fees saw an increase of $108,917 due to increased legal, accounting, and audit expenses in relation to seeking regulatory approval of the name change and reverse stock split and the Company’s Regulation A offering. The Company expects increased legal, accounting and audit expenses to continue as it works towards completion of its Regulation A offering in 2025.

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Net loss for the three months ended March 31, 2025, and 2024 was $(171,357) and $(128,760), respectively, an increase of $42,597.

	For the Three Months Ended
	March 31, (Unaudited)
	2025	2024

Revenue	$105,437	$67,364
Cost of goods sold	19,836	39,415
Gross profit	85,601	27,949

Operating expenses:
Selling and marketing expense	2,204	30,560
General and administrative expenses	31,092	16,446
Professional fees	182,340	73,423
Depreciation	5,123	5,456
Total operating expenses	220,759	125,884

Operating loss	(135,158)	(97,935)

Other income (expense):
Interest expense	(36,199)	(30,825)
Gain on settlement of debt and liabilities	–	–
Total other income (expense)	(36,199)	(30,825)

Net loss	(171,357)	(128,760)

Net loss per common share - basic and diluted	$(0.01)	$(0.01)

Weighted average common shares outstanding - basic and diluted	29,446,530	24,123,918

During the three months ended March 31, 2025, and 2024, respectively the Company reported $105,437 and $67,364 in gross revenue, $19,836 and $39,415 in costs of goods sold and $85,601 and $27,949 as gross profit. The increases in revenue and gross profit were due to increased manufacturing and the costs of goods sold decreased due to improved manufacturing efficiency and a reduction in costs.

In the three months ended March 31, 2025, and 2024, the Company reported net operating losses of $135,158 and $97,935, respectively. Losses from operations in the three months ended March 31, 2025, consist of professional fees of $182,340, depreciation of $5,123, selling and marketing expenses of $2,204 and general and administrative expenses, including amounts paid to the transfer agent, rent, consultants and filing fees of $31,092. Losses from operations in the three months ended March 31, 2024, consist of professional fees of $73,423, depreciation of $5,456, selling and marketing expenses of $30,560 and general and administrative expenses, including amounts paid to the transfer agent, rent, consultants and filing fees of $16,446. Professional fees and administrative costs in 2025 can be attributed to the Company obtaining regulatory approval of its name change and reverse stock split and continuing to pursue its Regulation A offering.

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During the comparative three month periods ended March 31, 2025, and 2024 the Company incurred interest expenses of $36,199 and $30,825 respectively as a result of interest accruing on a judgment payable in favor of our sole officer and director, Mr. James Brooks and an underlying convertible promissory note in the principal amount of $973,422, as well as certain other convertible notes issued during the year ended December 31, 2022 through March 31, 2025.

Results of Operations for our Years Ended December 31, 2024 and 2023

Our net income (loss) and comprehensive income (loss) for our year ended December 31, 2024, for our year ended December 31, 2023, and the changes between those periods for the respective items are summarized as follows:

For the years ended December 31, 2024, and 2023, the Company generated revenues of $284,095 and $339,466, respectively. The Company experienced a decrease in revenue as a result of a decrease in the volume of products being manufactured. Accordingly, our cost of goods sold decreased from $197,860 at December 31, 2023, to $166,610 at December 31, 2024.

Operating expenses for the years ended December 31, 2024, and 2023 were $359,677 and $329,977, respectively, an increase of $29,700. As summarized in the table below, selling and marketing expenses decreased by $16,937 due to efforts to save funds pending regulatory approvals for a name change and reverse split ahead of the Company Regulation A offering, while general and administrative expenses were down by $17,930 due to increased operational efficiencies. Professional fees saw an increase of $61,733 due to increased legal, accounting, and audit expenses in relation to seeking regulatory approval of the name change and reverse stock split and the Company’s Regulation A offering.

Net loss for the years ended December 31, 2024, and 2023 was $(526,022) and $(412,385), respectively, an increase of $113,637.

	For the Year Ended
	December 31,
	2024	2023

Revenue	$284,095	$339,466
Cost of goods sold	166,610	197,860
Gross profit	117,485	141,606

Operating expenses:
Selling and marketing expense	123,836	140,773
General and administrative expenses	65,138	83,068
Professional fees	146,047	84,314
Depreciation	24,656	21,823
Total operating expenses	359,677	329,977

Operating loss	(242,192)	(188,371)

Other income (expense):
Interest expense	(283,830)	(482,249)
Gain on settlement of debt and liabilities	–	258,234
Total other income (expense)	(283,830)	(224,015)

Net loss	(526,022)	(412,385)

Net loss per common share - basic and diluted	$(0.02)	$(0.02)

Weighted average common shares outstanding - basic and diluted	28,160,599	24,123,918

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During the years ended December 31, 2024, and 2023, respectively the Company reported $284,095 and $339,466 in gross revenue, $166,610 and $197,860 in costs of goods sold and $117,485 and $141,606 as gross profit. The decreases in revenue, cost of goods sold and gross profit were due to decreased demand.

In the years ended December 31, 2024, and 2023 the Company reported net operating losses of $242,192 and $188,371, respectively. Losses from operations in the year ended December 31, 2024, consist of professional fees of $146,047, depreciation of $24,656, selling and marketing expenses of $123,836 and general and administrative expenses, including amounts paid to the transfer agent, rent, consultants and filing fees of $65,138. Losses from operations in the year ended December 31, 2023, consist of professional fees of $84,314, depreciation of $21,823, selling and marketing expenses of $140,773 and general and administrative expenses, including amounts paid to the transfer agent, rent, consultants and filing fees of $83,068. Professional fees and administrative costs in 2024 can be attributed to the Company seeking regulatory approval of its name change and reverse stock split and its Regulation A offering. Accordingly, professional fees and administrative costs in 2024 increased from 2023 as there were no corresponding regulatory costs in 2023.

During the comparative years ended December 31, 2024, and 2023 the Company incurred interest expenses of $283,830 and $482,249 respectively as a result of interest accruing on a judgment payable in favor of our sole officer and director, Mr. James Brooks and an underlying convertible promissory note in the principal amount of $924,037 as well as certain other convertible notes to third parties issued during the years ended December 31, 2022 through December 31, 2024. The Company recorded a gain of $258,234 in the year ended December 31, 2023 as a result of a settlement of certain accounts payable.

Liquidity and Financial Condition

As of March 31, 2025, we had cash of $27,208 and negative working capital of $2,341,376. Through March 31, 2025, the Company financed its operations primarily through proceeds from the sales of its equity securities and convertible notes through private placements and cash flow from its dental lab operations.

As of December 31, 2024, we had cash of $1,766 and negative working capital of $2,125,282. Through December 31, 2024, the Company financed its operations primarily through proceeds from the sales of its equity securities and convertible notes through private placements and cash flow from its dental lab operations.

The Company believes that its current levels of cash will not be sufficient to meet its anticipated cash needs for its operations for at least the next 12 months. The Company will require additional capital resources to fund its operations and pay its obligations as they come due over the next twelve months. The Company may also need to implement a strategy to expand its business or other investments or acquisitions. The Company may sell additional equity or debt securities or enter into a debt facility to satisfy its capital requirements. The sale of additional equity securities could result in dilution to its shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require the Company to agree to operating and financial covenants that would restrict its operations. Financing may not be available in amounts or on terms acceptable to the Company if at all. Any failure by the Company to raise additional funds on terms favorable to it, or at all, could limit its ability to expand its business operations and could harm its overall business prospects.

Cash Provided (used in) Operating Activities

During the three months ended March 31, 2025, cash used in operating expenses was $(14,557), and consisted of our net loss of $(171,357) offset by depreciation of $5,123, accounts payable and other liabilities of $99,247, accounts receivable of $(52,769), interest on convertible notes of $18,314 and advance payable- related parties of $86,885. During the three months ended March 31, 2024 cash used in operating expenses was $(110,391), and consisted of our net loss of $(128,760) offset by depreciation of $5,456, amortization of discounts on convertible debt of $(17,911) and advance payable – related parties of $30,825.

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During the year ended December 31, 2024, cash used in operating expenses was $(345,187), and consisted of our net loss of $(526,022) offset by depreciation of $24,656, amortization of discounts on convertible debt of $103,812, interest accrued on convertible notes of $79,388, an increase to accounts payable and other liabilities of $5,373 and reduction of $(32,394) accounts payable – related parties. During the year ended December 31, 2023 cash used in operating expenses was $(454,564), and consisted of our net loss of $(412,385) offset by depreciation of $21,823, extinguishment of debt of $(258,234), amortization of discounts on convertible debt of $372,693, accounts payable – related parties of $(74,915), accounts payable and other liabilities of $$(33,546) and other current liabilities of $(70,000).

Cash Provided by Investing Activities

There was no cash used in investing activities in the years ended December 31, 2024, and 2023 or the three months ended March 31, 2025 and 2024.

Cash Provided by Financing Activities

Cash provided by financing activities totaled $40,000 for the three months ended March 31, 2025, including proceeds from convertible notes payable of $40,000.

Cash provided by financing activities totaled $99,033 for the three months ended March 31, 2024, including proceeds from convertible notes payable of $80,000 and advances payable from related parties of $19,033.

Cash provided by financing activities totaled $345,000 for the year ended December 31, 2024, including proceeds from convertible notes payable of $345,000.

Cash provided by financing activities totaled $443,394 for the year ended December 31, 2023, including proceeds from convertible notes payable of $411,000 and advances payable from related parties of $32,394.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Going Concern

We have suffered recurring losses from operations. The continuation of our Company as a going concern is dependent upon our Company attaining and maintaining profitable operations and/or raising additional capital. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our Company discontinue operations.

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The continuation of our business is dependent upon us raising additional financial support and/or attaining and maintaining profitable levels of internally generated revenue. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The new guidance, among other things, simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments, and amends existing earnings-per-share (“EPS”) guidance by requiring that an entity use the if converted method when calculating diluted EPS for convertible instruments. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company adopted the new guidance effective from January 1, 2024.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s sole officer and director.

Name	Age	Position(s)
James D. Brooks	55	President, Chief Financial Officer, Secretary and Director
Claire Ambrosio	59	Director
Nirmal Sekhri	48	Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. There are no family relationships between our directors.

Our company believes that all of our directors’ respective educational background, operational and business experience give them the qualifications and skills necessary to serve as directors and officers, respectively, of our company.

Certain information regarding the backgrounds of our officers and directors is set forth below.

James D. Brooks has served as our President, Chief Financial Officer, Secretary, Treasurer and Director since December 30, 2021. Mr. Brooks first began working with public companies in 1998, and has founded and exited from two substantial companies in the transportation logistics sector since. The first, Urban Dispatch, where Mr. Brooks served as the CEO, COO and a board member was a Canadian logistics company, and employed more than 250 people, operating in 4 provinces in Western Canada. Following his time with Urban Dispatch, Mr. Brooks founded Oveldi Worldwide Shipping Company, based in Hong Kong, where he served as CEO, COO and a board member until divestiture in 2012.

From 2014 through 2019, Mr. Brooks served as an officer and director of Oveldi Strategic Capital Ltd. where he also provided services as a business consultant. Oveldi Strategic Capital assisted small businesses in a variety of industries with corporate structure, governance, business planning, exit strategies, strategic partnerships and overall corporate objectives and direction. Such clients included companies in moving and storage, transportation logistics, jewelry distribution, real estate development, clothing manufacturing, and others.

During the Covid-19 pandemic commencing in early 2019, Mr. Brooks repositioned his focus and chose to dedicate his business time exclusively to his next controlled corporation, Fastbend Holdings Inc. (formerly Standard Dental Labs), where he is the CEO, President, and a director. Fastbend Holdings is a consulting firm and project incubation facilitator, drawing on the experience gained from his former venture Oveldi Strategic Capital. Upon acquiring a controlling interest in Standard Dental Labs Inc. in December 2021 and becoming the sole officer and director, Mr. Brooks again reallocated his time resources to spend 90% of his time developing the ongoing business of Standard Dental Labs, with the remaining 10% allocated to oversight of his controlled private corporation, Fastbend Holdings.

Given his background and experience building operations from the ground up, Mr. Brooks has a clear vision of how to identify and acquire target companies for Standard Dental Labs, and how to execute the company’s business plan. Mr. Brooks has been responsible for advancing the company’s objectives, including financing the efforts made to date for Standard Dental Labs Inc., as its largest creditor, stockholder and CEO.

Mr. Brooks currently devotes approximately 90% of his professional time to the business and intends to continue to devote this amount of time in the future, or more as required.

Claire Ambrosio has served as a Director since April 20, 2023. Ms. Ambrosio is a member of The State Bar of California and has practiced as a lawyer in California for the past 22 years. She has served as the Vice President of Legal for 4 Over, LLC, a trade printer, from 2022 to present, and as General Counsel for True Family Enterprises from 2019 through 2022. She holds a law degree from Southwestern University, School of Law (1991) and has been a member of the bar in California since 1996. Ms. Ambrosio holds an LL.M., Loyola University Chicago School of Law, Chicago, Illinois in Healthcare and Compliance (2021). Ms. Ambrosio has focused her legal practice in the area of Corporate Compliance. Her experience in this area makes her uniquely qualified to contribute as a board member of a publicly traded company.

39

Nirmal Sekhri is a seasoned entrepreneur and strategic sales executive with over two decades of experience negotiating transactions, leading high-performing teams and building strong commercial partnerships. As a key player at Trane Technologies, he has overseen more than $187M in contracted sales with clients including Walgreens, McDonald's, and Siemens. He also founded TheraSpa Service Group, scaling it into Arizona’s largest spa and water care provider.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, and their respective other business interests and their involvement in our company.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1. been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2. had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3. been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4. been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5. been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6. been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Board Composition

Our board of directors currently consists of three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when and if established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Board Committees and Audit Committee Financial Expert

Our board of directors (currently consisting of two members) also acts as the audit committee and has determined that it does not have a member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K . We currently have one “independent” director, Claire Ambrosio, as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements We believe that retaining additional independent directors who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by the members of our board of directors.

Stockholder Communications with Our Board of Directors

Our company welcomes comments and questions from our stockholders. Stockholders should direct all communications to our President, James D. Brooks, at our executive offices. However, while we appreciate all comments from stockholders, we may not be able to respond individually to all communications. We attempt to address stockholder questions and concerns in our press releases and documents filed with OTC Markets, so that all stockholders have access to information about us at the same time. Mr. Brooks collects and evaluates all stockholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

Our Board of Directors has not adopted a Code of Ethics.

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EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our sole executive officer for the years ended December 31, 2024 and 2023.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
James D. Brooks (1)	2024	–	–	–	–	–	–	32,848(3)	32,848
President	2023	–	–	–	–	–	–	25,156(2)	25,156

(1)	On December 30, 2021, Mr. Brooks was appointed as our President and as a director.
(2)	Includes (i) $5,156 of expense through December 2023 for a personal use portion of a lease payment on shared use office space and (ii) a stipend expense of $20,000 paid and/or accrued for the year ended December 2023. (See CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS).
(3)	Includes (i) $8,553 of expense of through December 2024 for a personal use portion of a lease payment on shared use office space, (ii) $7,692 related to an excess of expenses paid by the Company that were incurred Mr. Brooks and (iii) a stipend expense of $20,000 paid and/or accrued for the year ended December 2024.

Outstanding Equity Awards

At the end of the December 31, 2024, there were no outstanding equity awards held by our executive officers. During the years ended December 31, 2024 and 2023, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors received no compensation for serving as directors of our company in December 31, 2024. We do not have a set compensation plan for our directors. Mr. Sekhri received 50,000 stock option with an exercise price of $0.30 per share upon being appointed to the board in March of 2025.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof. Unless otherwise indicated, the address of each listed person is in care of our company, 424 E. Central Boulevard, Suite 308, Orlando, Florida 32801.

	Share Ownership		Share Ownership
	Before This Offering		After This Offering
	Number of Shares	%	Number of Shares	%
	Beneficially	Beneficially	Beneficially	Beneficially
Name of Stockholder	Owned	Owned(1)	Owned	Owned(2)
Common Stock
Executive Officers and Directors
James D. Brooks(3)	90,167,633	86.67%	90,167,633	17.89%
Claire Ambrosio	312,500	**	312,500	**
Nirmal Sekhri(4)	10,819,668	35.5%	10,819,668	2.5%
Officers and directors, as a group (3 persons)	101,299,801	89%	100,987,301	19.7%

** - Less than 1%

(1)	Based on 30,447,830 shares outstanding, before this offering.

(2)	Based on 430,447,830 shares outstanding, assuming the sale of all of the Company Offered Shares, after this offering.

(3)	Of the shares owned beneficially by Mr. Brooks, 1,583,188 shares are held in the name of Fastbend Holdings Inc., formerly Standard Dental Labs Inc., over which Mr. Brooks has voting and investment authority, and is the 63% stockholder of such entity. Beneficial ownership includes 73,584,475 shares of common stock issuable upon conversion of a convertible note of $1,471,689.

(4)	Beneficial ownership includes 50,000 shares of common stock issuable upon exercise of stock options, 1,115,900 shares, 9,653,768 potential convertible shares.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Brooks, Sole Officer and a Director, Controlling Stockholder

Mr. Brooks was paid a total of $198,805 in the year ended December 31, 2023, against interest owing on the convertible note, leaving a balance owing of $0 as interest payable to Mr. Brooks at December 31, 2023 (December 31, 2022 - $89,915), which is reflected on the balance sheets as accounts payable – related party.

During the year ended December 31, 2023, the Company paid and/or accrued $20,000 to Mr. Brooks in respect to his agreement for a monthly stipend entered into in December 2022.

At December 31, 2023 a total of $32,394 (December 31, 2022 - $0) is reflected on the Company’s balance sheets as advances payable – related party with respect to expenses paid by Mr. Brooks on behalf of the Company which have not yet been reimbursed.

Mr. Brooks was paid a total of $92,938 in the year ended December 31, 2024 against interest owing on the convertible note, leaving a balance owing of $0 as interest payable to Mr. Brooks at December 31, 2024 (December 31, 2023 - $0), which is reflected on the balance sheets as accounts payable – related party.

During the year ended December 31, 2024, the Company paid and/or accrued $20,000 to Mr. Brooks in respect to his agreement for a monthly stipend entered into in December 2023.

At December 31, 2024 a total of $0 (December 31, 2023 - $32,394) is reflected on the Company’s balance sheets as advances payable – related party

At December 31, 2024 a total of $924,037 (December 31, 2023 - $1,161,727) is reflected on the Company’s balance sheets related to the convertible note to Mr. Brooks.

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Change in Independent Registered Public Accounting Firm

On April 3, 2025, the Company dismissed Olayinka Oyebola & Co. (“Olayinka”) as the Company’s independent accountant. The decision to change independent registered public accounting firms was approved by the Company’s Board.

Olayinka audit reports on the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle.

During the two fiscal years ended December 31, 2024 and 2023 and through to the subsequent date of dismissal, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Olayinka on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Olayinka’s satisfaction, would have caused Olayinka to make reference to the matter in their report. During the two fiscal years ended December 31, 2024 and 2023 and through the subsequent date of dismissal there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Olayinka with a copy of this disclosure and requested that Olayinka furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Company regarding the change in certifying accountants, and, if not, stating the respects in which it does not agree. Olayinka’s letter addressed to the SEC is attached hereto as Exhibit No. 9.1.

Appointment of Independent Accounting Firm

On April 3, 2025 the Board approved and ratified the appointment of Lao Professionals (“Lao”) as the Company’s new independent accountant. Neither the Company nor anyone acting on its behalf has consulted with Lao regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Lao concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (iii) any matter that was either the subject of a “disagreement” or “reportable event” (as each term is defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively).

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Dorsey & Whitney LLP. Dorsey & Whitney LLP owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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FINANCIAL STATEMENTS

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Condensed Interim Financial Statements
For the three months ended March 31, 2025 and 2024
(Unaudited – Expressed in United States dollars)

46

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Condensed Interim Balance Sheets

(Unaudited – Expressed in United States dollars)

	March 31	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$27,208	$1,766
Accounts receivable	52,769	–
Total current assets	79,977	1,766
Property and equipment, net	27,101	30,640
Intangible assets	13,720	15,304
Total assets	$120,797	$47,710

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$168,391	$68,723
Convertible notes	1,111,838	984,900
Interest on convertible notes	97,702	79,388
Convertible note - shareholder, net	894,227	931,727
Advance payable - related party	79,195	(7,691)
Other current liability	70,000	70,000
Total liabilities	2,421,352	2,127,048

Stockholders' equity (deficit):
Common stock, 2,000,000,000 shares authorized, $0.02 par value, 30,447,818 shares issued and outstanding as at March 31, 2025 and December 31, 2024	608,957	608,957
Additional paid-in capital	(454,730)	(405,292)
Accumulated deficit	(2,454,781)	(2,283,003)
Total stockholders' equity (deficit)	(2,300,555)	(2,079,338)
Total liabilities and stockholders' equity (deficit)	$120,797	$47,710

The accompanying notes are an integral part of these financial statements

47

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Condensed Interim Statements of Operations

(Unaudited – Expressed in United States dollars)

	Three Months Ended March 31,
	2025	2024
Revenue	$105,437	$67,364
Cost of goods sold	19,836	39,415
Gross profit	85,601	27,949

Operating expenses:
Selling and marketing expense	2,204	30,560
General and administrative expenses	31,092	16,446
Professional fees	182,340	73,423
Depreciation	5,123	5,456
Total operating expenses	220,759	125,884

Operating loss	(135,158)	(97,935)

Other income (expense):
Interest expense	(36,199)	(30,825)
Gain on settlement of debt and liabilities	–	–
Total other income (expense)	(36,199)	(30,825)

Net loss	(171,357)	(128,760)

Net loss per common share - basic and diluted	$(0.01)	$(0.01)

Weighted average common shares outstanding - basic and diluted	29,446,530	24,123,918

The accompanying notes are an integral part of these financial statements

48

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Condensed Interim Statements of Changes in Shareholders’ Equity

(Unaudited – Expressed in United States dollars)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2023	24,123,918	$482,478	$(406,341)	$(1,746,954)	$(1,670,817)
Beneficial conversion feature associated with convertible notes	–	–	15,000	–	15,000
Issuance of shares for conversion of notes	4,500,000	90,000	–	–	90,000
Net loss	–	–	–	(128,760)	(128,760)
Balance at March 31, 2024	28,623,918	$572,478	$(391,341)	$(1,876,136)	$(1,694,998)

Balance at December 31, 2024	30,447,818	$608,956	$(405,292)	$(2,272,976)	$(2,069,311)
Beneficial conversion feature associated with convertible notes	–	–	(49,438)	–	(49,438)
Net loss	–	–	–	(171,357)	(171,357)
Balance at March 31, 2025	30,447,818	$608,957	$(454,730)	$(2,454,781)	$(2,300,555)

The accompanying notes are an integral part of these financial statements

49

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Condensed Interim Statements of Cash Flows

(Unaudited – Expressed in United States dollars)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(171,357)	$(128,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,123	5,456
Amortization of debt discount	–	(17,911)
Changes in certain assets and liabilities:
Accounts receivable	(52,769)	–
Accounts payable and other liabilities	99,247	–
Interest on Convertible notes	18,314	30,825
Advance payable - related party	86,885	–
Other current liabilities	–	–
Net cash used in operating activities	(14,557)	(110,391)

Cash flows from financing activities:
Proceeds from convertible notes	40,000	80,000
Advance payable - related party	–	19,033
Issue of Shares	–	–
Net cash provided by operating activities	40,000	99,033

Net change in cash and cash equivalents	25,443	(11,358)
Cash and cash equivalents at beginning of the year	1,766	13,123
Cash and cash equivalents at end of the year	$27,208	$1,765

The accompanying notes are an integral part of these financial statements

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STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Condensed Interim Financial Statements
for the three months Ended March 31, 2025 and 2024

(Unaudited – Expressed in United States dollars)

Note 1 – Nature of Operations and Basis of Presentation

Standard Dental Labs Inc. (“Standard Dental” or the “Company”) is a dental laboratory platform focused on serving dental clinics across the United States. The Company was originally incorporated in Nevada in 1998 as Costas, Inc. and formally changed its name to Standard Dental Labs Inc. in March 2024. The Company’s registered office is located at 424 E Central Blvd, Suite 308, Orlando, Florida 32801. The Company’s shares are traded in the United States of America on the OTC Markets under the trading symbol “TUTH”. In August 2022, the Company completed the acquisition of the operating assets of Prime Dental Lab, LLC (“Prime Dental” or the “Operating Company”), an Orlando-based dental laboratory, marking the commencement of its operating activities in the dental lab industry.

Since that time, the Company has focused on developing its business model, refining operational processes, and building a foundation for long-term growth. Key strategic initiatives include expanding client relationships, investing in platform infrastructure, and establishing a dedicated sales and outreach function to drive organic growth.

Note 2 – Going Concern

These unaudited condensed interim financial statements for the three months ended March 31, 2025 and 2024 have been prepared on a going concern basis, which assumes the Company will continue to operate and meet its obligations for at least the next twelve months.

As of March 31, 2025, the Company had cash of $27,208 (December 31, 2024 – $1,766) and an accumulated deficit of $2,454,781 (December 31, 2024 – $2,283,003). The Company has not yet achieved sustained profitability and continues to rely on external financing. During the quarter, the Company raised $40,000 through convertible notes (2024 – $80,000) but does not generate sufficient revenue to cover operating costs.

Management is evaluating strategic financing options, including a potential Regulation A offering, private placements, or support from the Company’s sole officer and director. However, there can be no assurance that additional capital will be secured on acceptable terms, or at all.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may result from this uncertainty.

Note 3 – Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

51

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Condensed Interim Financial Statements
for the three months Ended March 31, 2025 and 2024

(Unaudited – Expressed in United States dollars)

Significant estimates used in these financial statements include:

•	The determination of useful lives and recoverability of long-lived assets, including property and equipment
•	Valuation of convertible notes and associated beneficial conversion features
•	Classification of expenses associated with the Company’s services agreement (e.g., determining amounts to be included in cost of goods sold versus selling and marketing expense)
•	The application of recapitalization accounting in connection with the Prime Dental transaction and the corresponding equity structure restatement
•	Assessment of contingencies and going concern uncertainties

Estimates are reviewed on an ongoing basis and adjusted as necessary in the period they become known.

Note 4 – Material Accounting Policy Information

The accounting policies applied in the preparation of these financial statements are consistent with those applied and disclosed in the notes to the Annual Financial Statements.

Note 5 – Related Party Transactions

On December 23, 2021, the Company issued an 8% Convertible Promissory Note to Mr. James Brooks. The note was issued in the principal amount of $1,171,727 and bore interest at 8% per annum with an original maturity date of December 31, 2022. On an annual basis, Mr. Brooks has extended the maturity date by one year. The maturity date is currently extended to December 31, 2025.

The note is convertible into common shares of the Company at a price of $0.02 per share (post-split). A full beneficial conversion feature equal to the face value of the note was recognized and amortized over the original 12-month term.

During the three months ended March 31, 2025, Mr. Brooks assigned $37,500 of the note to third parties who are not considered related parties. As of March 31, 2025, the remaining principal held by Mr. Brooks was $894,227 (December 31, 2024 - $931,727). Interest related to this balance in the period was $17,885 (December 31, 2024 - $23,435).

Interest accrues annually and is offset by expenses of Mr. Brooks. Any excess or shortfall is recorded as a related party receivable or payable.

In 2025, the Company engaged Fastbend Holdings Inc., a company controlled by CEO James Brooks, to provide monthly management consulting services. The agreement includes strategic planning, operational support, and executive advisory functions for a fixed fee of $20,000 per month. During the three months ended March 31, 2025, the Company incurred $60,000 in consulting fees which remain outstanding. Management believes the terms are consistent with those in an arm’s length transaction.

As of March 31, 2025, Mr. Brooks had a net amount due from the Company of $79,195 (December 31, 2024 - $7,691 net amount due to the Company), which is included in related party payables. The remaining balance of the note represents a potentially dilutive equity instrument, but was excluded from diluted EPS due to the net loss position.

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STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Condensed Interim Financial Statements
for the three months Ended March 31, 2025 and 2024

(Unaudited – Expressed in United States dollars)

Note 6 – Convertible Promissory Notes – Third Party

The Company issued unsecured convertible promissory notes to third-party investors under two primary tranches: (i) 8% interest-bearing notes and (ii) zero-interest notes with a beneficial conversion feature (“BCF”). All instruments are convertible into the Company’s common stock at fixed conversion prices. Share and per-share values presented are post-split unless otherwise noted.

8% Convertible Notes: The Company issued a total of $430,900 in 8% convertible promissory notes primarily during 2022 and 2023. These notes carry an annual interest rate of 8%, mature 12 months from issuance, and are convertible into common shares at fixed prices ranging from $0.02 to $0.10 per share. A portion of the accrued interest totaling $97,702 remains payable to third-party holders as of March 31, 2025. The remainder of accrued interest, attributable to related party James Brooks, is disclosed separately in Note 5.

At issuance, a beneficial conversion feature (BCF) was recognized on these notes and amortized over their respective terms. As all notes in this tranche exceeded their 12-month maturity as of year-end 2024, the associated BCF has been fully amortized.

0% Convertible Notes: During the period ended March 31, 2025, the Company issued $40,000 (2024 - $80,000) in zero-interest convertible notes. These notes are convertible into common shares at fixed prices ranging from $0.02 to $0.10 per share and contain embedded BCFs. During the period the Company recognized a total BCF of $119,562 related to all issuances, which was recorded as a debt discount and amortized over the 12-month term. No interest expense was recorded on these notes due to the 0% coupon.

During the period ended March 31, 2025, no holders converted into common shares Certain holders of $80,000 in these instruments have contested the validity of these conversions and are seeking cancelation of the 5,074,150 shares issued to them on conversion and payment of the $80,000 in principal plus interest.

The Company has applied consistent accounting treatment to all convertible promissory notes, recognizing any intrinsic BCF at issuance and amortizing the related discount over the respective contractual terms.

Summary of Outstanding Balances:

As of March 31, 2025, the Company had the following convertible note balances outstanding with third parties:

Instrument	Principal	Unamortized Discount (BCF)	Net Carrying Value
8% Convertible Notes	$468,400	–	$468,400
0% Convertible Notes	$763,000	$(119,562)	$643,438
Total	$1,231,400	$(119,562)	$1,111,838

As of December 31, 2024, the Company had the following convertible note balances outstanding with third parties:

Instrument	Principal	Unamortized Discount (BCF)	Net Carrying Value
8% Convertible Notes	$430,900	–	$430,900
0% Convertible Notes	$723,000	$(169,000)	$554,000
Total	$1,153,900	$(169,000)	$984,900

All third-party convertible promissory notes are classified as current liabilities as of March 31, 2025. The Company excluded all potentially dilutive shares associated with these notes from the calculation of diluted earnings per share due to the net loss position for the periods presented (see Note 8).

53

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Condensed Interim Financial Statements
for the three months Ended March 31, 2025 and 2024

(Unaudited – Expressed in United States dollars)

Note 7 – Stockholders’ Equity

As of March 31, 2025, the Company was authorized to issue up to 2,000,000,000 shares of common stock with a par value of $0.02 per share. On March 20, 2025, the Company effected a 1-for-20 reverse stock split. All common share amounts and per-share data presented in these financial statements have been adjusted to reflect the reverse stock split.

During the three months ended March 31, 2025, the Company issued 0 (2024 - 4,500,000) shares as a result of convertible note conversions.

As of March 31, 2025, the Company had 30,447,830 (December 31, 2024 - 30,447,830) common shares issued and outstanding.

Note 8 – Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by including potentially dilutive securities, such as convertible instruments and stock options, using the treasury stock or if-converted method, as applicable. For the three months ended March 31, 2025 and 2024, all such instruments were anti-dilutive and have been excluded from the computation of diluted loss per share and the earnings (loss) per share was ($0.01) (2024 – ($0.01))

Note 9 – Commitments and Contingencies

As of March 31, 2025, the Company did not have any material commitments for capital expenditures. However, the Company maintains several contractual and operational arrangements that could give rise to future obligations, including:

•	A services agreement with the contracted operator of the Company’s Orlando-based dental laboratory, as discussed in Note 8 of the annual Financial Statements, which is subject to six months’ termination notice.
•	Convertible notes issued to related and third-party investors, which contain embedded features that may trigger conversion or settlement depending on future financing events or maturity.
•	Ongoing legal and regulatory compliance expenses associated with preparing for a potential Regulation A Tier 2 offering.

Management has assessed all known contractual obligations, contingencies, and potential legal matters through the date these financial statements were available to be issued. There were no material loss contingencies that met the recognition criteria under ASC 450, Contingencies.

Note 10 – Subsequent Events

On May 15, 2025, the Company submitted a Form 1-A offering statement under Regulation A of the Securities Act of 1933 with the United States Securities and Exchange Commission. The filing is part of the Company’s capital raising strategy to support its growth objectives and ongoing operational funding requirements. The offering is subject to SEC review and qualification, and there can be no assurance as to the timing or outcome of the review process.

54

Restated Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(including restated 2022 balances due to reverse recapitalization)

All share and per share data have been retroactively adjusted to reflect the one-for-twenty reverse stock split effective March 13, 2025 (see Note 13).

55

Report of the Independent Registered Public Accounting Firm

To the shareholders and the board of directors of

Standard Dental Labs, Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Standard Dental Labs, Inc as of December 31, 2024, 2023 and 2022, the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024, 2023, and 2022 the results of its operations and its cash flows for each of the three years ended December 31, 2024,2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statement

As discussed in note 1b the Company determined that its previously issued financial statements for the year ended December 31, 2023 and 2022 contained an error in the accounting treatment of the acquisition of Prime Dental. The transaction, completed on August 15, 2022, was originally accounted for as an asset acquisition under ASC 805-50, Upon further evaluation, management concluded that the transaction should have been accounted for as a reverse recapitalization in accordance with ASC 805-40, as Prime Dental was the accounting acquirer and Standard Dental Labs Inc. (formerly Costas Inc.) was a non-operating public shell at the time of the transaction. Prime Dental held the operations and management team that continued to lead the combined entity after the transaction.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company suffered an accumulated deficit of $(2,283,003), net loss of $(526,022). These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

56

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Intangible Assets

As disclosed in Note 1 to the financial statements Standard Dental Labs, Inc completed the asset acquisition with Prime Dental and accounted for the transaction as a reverse recapitalization whereby Prime Dental was determined as the accounting acquirer and Standard Dental as the accounting acquiree. The acquisition resulted into recognition of the intangible assets worth $31,664.00

We identified the Audit of valuation of the intangible assets as a critical audit matter because it relates to an account disclosure, and it is material to the financial statements and management assumptions were used in arriving at the consideration for the acquired assets. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor’s judgement and an increased extent of effort.

The primary procedures we performed include:

1.	We reviewed and challenged the reasonableness of key management assumptions used in arriving at the number of shares issued as consideration.
2.	We reviewed the signed asset purchased agreements between parties.
3.	We assessed the suitability of the method used by the Management and in arriving at purchase price.
4.	We review and challenge the method used by the management in determining the market value of the issued shares.

/S/ Lateef Awojobi

LAO PROFESSIONALS

We have served as the Company’s auditor since 2025

Lagos, Nigeria

May 14, 2025

57

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Balance Sheets

		Restated	Restated
	December 31,	December 31,	December 31,
	2024	2023	2022
ASSETS
Current assets:
Cash	$1,766	$1,953	$13,123
Total current assets	1,766	1,953	13,123
Property and equipment, net	30,640	48,963	70,786
Intangible assets	15,304	31,664	31,664
Total assets	$47,710	$82,580	$115,573

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$68,723	$63,350	$204,741
Convertible notes	984,900	425,925	92,246
Interest on convertible notes	79,388	–	–
Convertible note-shareholder, net	924,037	1,161,727	1,171,727
Advance payable - related party	–	32,394	89,915
Other current liability	70,000	70,000	140,000
Total liabilities	2,127,048	1,753,396	1,698,629

Stockholders’ equity (deficit):
Common stock, 2,000,000,000 shares authorized, $0.02 par value, 30,447,818 shares issued and outstanding as at December 31, 2024 and 24,123,918 shares issued and outstanding December 31, 2023(a)	608,957	482,478	482,478
Additional paid-in capital	(405,292)	(406,341)	(730,966)
Accumulated deficit	(2,283,003)	(1,746,954)	(1,334,569)
Total stockholders’ equity (deficit)	(2,079,338)	(1,670,817)	(1,583,056)
Total liabilities and stockholders’ equity (deficit)	$47,710	$82,580	$115,573

(a)	Amounts have been adjusted to reflect the reverse stock split that became effective on March 14, 2025. Refer to Note 13

The accompanying notes are an integral part of these financial statements

58

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Statements of Operations

	For the Year Ended
	December 31,
		Restated	Restated
	2024	2023	2022

Revenue	$284,095	$339,466	$173,329
Cost of goods sold	166,610	197,860	101,054
Gross profit	117,485	141,606	72,275

Operating expenses:
Selling and marketing expense	123,836	140,773	74,393
General and administrative expenses	65,138	83,068	132,416
Professional fees	146,047	84,314	177,564
Depreciation	24,656	21,823	7,274
Total operating expenses	359,677	329,977	391,648

Operating loss	(242,192)	(188,371)	(319,372)

Other income (expense):
Interest expense	(283,830)	(482,249)	(1,339,409)
Gain on settlement of debt and liabilities	–	258,234	6,884
Total other income (expense)	(283,830)	(224,015)	(1,332,525)

Net loss	(526,022)	(412,385)	(1,651,898)

Net loss per common share - basic and diluted	$(0.02)	$(0.02)	$(0.17)

Weighted average common shares outstanding - basic and diluted	28,160,599	24,123,918	10,004,430

(a)	Amounts have been adjusted to reflect the reverse stock split that became effective on March 14, 2025. Refer to Note 13

The accompanying notes are an integral part of these financial statements

59

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Statements of Changes in Shareholders’ Equity

	Common Stock(a)		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance at December 31, 2022	24,123,918	$482,478	$(730,966)	$(16,531,420)	$(16,779,908)
Beneficial conversion feature associated with convertible notes	–	–	324,625	–	324,625
Share Recapitalization	–	–	–	15,196,851	15,196,851
Net loss	–	–	–	(412,385)	(412,385)
Balance at December 31, 2023	24,123,918	$482,478	$(406,341)	$(1,746,954)	$(1,670,817)
Beneficial conversion feature associated with convertible notes	–	–	1,049	–	1,049
Issuance of shares for conversion of notes	6,323,900	126,478	–	–	126,478
Net loss	–	–	–	(526,022)	(526,022)
Balance at December 31, 2024	30,447,818	$608,956	$(405,292)	$(2,272,976)	$(2,069,311)

(a)	Amounts have been adjusted to reflect the reverse stock split that became effective on March 14, 2025. Refer to Note 13

The accompanying notes are an integral part of these financial statements

60

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Statements of Cash Flows

	For the Year Ended
	December 31,
		Restated	Restated
	2024	2023	2022
Cash flows from operating activities:
Net loss	$(526,022)	$(412,385)	$(1,651,898)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	24,656	21,823	7,274
Amortization of debt discount	103,812	372,693	1,238,291
Interest accrued on convertible notes	79,388	–	–
Gain on settlement of debt and liabilities	–	(258,234)	(6,884)
Changes in certain assets and liabilities:
Accounts payable and other liabilities	5,373	(33,546)	(2,130)
Accounts payable – related party	(32,394)	(74,915)	72,861
Other current liabilities	–	(70,000)	140,000
Net cash used in operating activities	(345,187)	(454,564)	(202,485)

Cash flows from financing activities:
Proceeds from convertible notes	345,000	411,000	232,140
Advance payable - related party	–	32,394	(16,532)
Issue of Shares	–	–	–
Net cash provided by operating activities	345,000	443,394	215,608

Net change in cash and cash equivalents	(187)	(11,170)	13,123
Cash and cash equivalents at beginning of the year	1,953	13,123	–
Cash and cash equivalents at end of the year	$1,766	$1,953	$13,123

(a)	Amounts have been adjusted to reflect the reverse stock split that became effective on March 14, 2025. Refer to Note 13

The accompanying notes are an integral part of these financial statements

61

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

Note 1a – Nature of Operations and Basis of Presentation

Standard Dental Labs Inc. (“Standard Dental” or the “Company”) is a dental laboratory platform focused on serving dental clinics across the United States. The Company was originally incorporated in Nevada in 1998 as Costas, Inc. and formally changed its name to Standard Dental Labs Inc. in March 2024. In August 2022, the Company completed the acquisition of the operating assets of Prime Dental Lab, LLC (“Prime Dental” or the “Operating Company”), an Orlando-based dental laboratory, marking the commencement of its operating activities in the dental lab industry.

Since that time, the Company has focused on developing its business model, refining operational processes, and building a foundation for long-term growth. Key strategic initiatives include expanding client relationships, investing in platform infrastructure, and establishing a dedicated sales and outreach function to drive organic growth.

On August 15, 2022, Standard Dental completed the asset acquisition transaction with Prime Dental. We accounted for the August 15, 2022 transaction with Prime Dental as a reverse recapitalization whereby Prime Dental was determined as the accounting acquirer and Standard Dental as the accounting acquiree. This determination was primarily based on Standard Dental acquiring all of the operating assets of Prime Dental, Standard Dental first commencing operating activities following completion of the transaction and the Prime Dental assets acquired in the transaction accounting for the majority of Standard Dental’s operating assets upon commencement of operations. While Standard Dental Labs was the legal acquirer, because Prime Dental was determined the accounting acquirer, the historical financial statements of Prime Dental became the historical financial statement of Standard Dental, upon consummation of the transaction, and the comparative financial information reflects the historical operations and financial position of Prime Dental prior to the transaction. As a result, the financial statements included in the accompanying consolidated financial statements reflect (i) the historical operating results of Prime Dental prior to the transaction; (ii) the combined results of Standard Dental and Prime Dental following the closing of the transaction; (iii) the assets and liabilities of Standard Dental at their historical cost with no goodwill or step-up in asset values; and (iv) Standard Dental’s equity structure for all periods presented (restated to reflect the legal capital structure of Standard Dental). (See Note 5).

As further described in Note 1b, the Company has restated its previously issued financial statements for the year ended December 31, 2022 and 2023 to correct the accounting treatment of the Prime Dental transaction.

Note 1b – Restatement of Previously Issued Financial Statements

During the year ended December 31, 2024, the Company determined that its previously issued financial statements for the year ended December 31, 2022 and 2023 contained errors in the accounting treatment of the acquisition of Prime Dental. The transaction, completed on August 15, 2022, was originally accounted for as an asset acquisition under ASC 805-50, resulting in the recognition of property and equipment, customer relationship intangibles, and related amortization expense.

Upon further evaluation, management concluded that the transaction should have been accounted for as a reverse recapitalization in accordance with ASC 805-40, as Prime Dental was the accounting acquirer and Standard Dental Labs Inc. (formerly Costas Inc.) was a non-operating public shell at the time of the transaction. Prime Dental held the operations and management team that continued to lead the combined entity after the transaction.

62

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

As a result of the restatement:

•	The previously recognized intangible assets and related amortization were eliminated.

•	No goodwill was recognized.

•	The Company’s historical financial statements were retrospectively adjusted to reflect the financial position and results of Prime Dental as if it had been the reporting entity since inception.

•	The equity structure presented reflects the legal capital structure of Standard Dental Labs Inc., including 36,750,000 shares issued as consideration for the recapitalization (1,837,500 post-split), but with retained earnings and operating history carried over from Prime Dental.

The correction had the following impact on previously reported balances as of and for the year ended December 31, 2022:

			Restated
	As Previously		December 31,
	Reported	Effect	2022
ASSETS
Current assets:
Cash	$13,123	$–	$13,123
Total current assets	13,123	–	13,123
Property and equipment, net	70,786	–	70,786
Intangible assets	104,103	(72,439)	31,664	Incorrect recording of intangible assets on acquisition
Total assets	$188,012	$(72,439)	$115,573

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$204,741	–	$204,741
Convertible notes	92,246	–	92,246
Interest on convertible notes		–	–
Convertible note-shareholder, net	1,171,727	–	1,171,727
Advance payable - related party	89,915	–	89,915
Other current liability	140,000	–	140,000
Total liabilities	1,698,629	–	1,698,629

Stockholders’ equity (deficit):
Common stock, 2,000,000,000 shares authorized, $0.02 par value, 24,123,918 shares issued and outstanding as at December 31, 2022(a)	445,728	(36,750)	482,478	Related to the under recording of shares on Prime Dental reverse capitalization
Additional paid-in capital	14,545,075	15,276,041	(730,966)	Related to the reverse capitalization on Prime Dental
Accumulated deficit	(16,531,420)	(15,196,851)	(1,334,569)	Related to the reverse capitalization on Prime Dental
Total stockholders’ equity (deficit)	(1,540,617)	42,439	(1,583,056)
Total liabilities and stockholders’ equity (deficit)	$188,012	$42,439	$115,573

63

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

	As Previously		Restated
	Reported	Adjustment	2022

Revenue	$173,329	$–	$173,329
Cost of goods sold	101,054	–	101,054
Gross profit	72,275	–	72,275

Operating expenses:
Selling and marketing expense	74,393	–	74,393
General and administrative expenses	132,416	–	132,416
Professional fees	177,564	–	177,564
Depreciation	7,274	–	7,274
Total operating expenses	391,647	–	391,648

Operating loss	(319,372)	–	(319,372)

Other income (expense):
Interest expense	(1,339,409)	–	(1,339,409)
Gain on settlement of debt and liabilities	6,884	–	6,884
Total other income (expense)	(1,332,525)	–	(1,332,525)

Net loss	(1,651,897)	–	(1,651,898)

Net loss per common share - basic and diluted	$(0.07)	$(0.10)	$(0.17)

Weighted average common shares outstanding - basic and diluted	22,286,418	(12,281,988)	10,004,430	Related to under recording of shares on Prime Dental Acquisition

64

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

The corrections had the following impact on previously reported balances as of and for the year ended December 31, 2023:

			Restated
	As Previously		December 31
	Reported	Effect	2023
ASSETS
Current assets:
Cash	$1,953	$–	$1,953
Total current assets	1,953	–	1,953
Property and equipment, net	48,963	–	48,963
Intangible assets	104,103	(72,439)	31,664	Incorrect recording of intangible assets on acquisition
Total assets	$155,019	$(72,439)	$82,580

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$63,350	–	$63,350
Convertible notes	415,925	10,000	425,925	Transfer not recorded from related party
Interest on convertible notes		–	–
Convertible note-shareholder, net	1,171,727	(10,000)	1,161,727	Transfer not recorded from related party
Advance payable - related party	32,394	–	32,394
Other current liability	70,000	–	70,000
Total liabilities	1,753,397	–	1,753,396

Stockholders’ equity (deficit):
Common stock, 2,000,000,000 shares authorized, $0.02 par value, 24,123,918 shares issued and outstanding as at December 31, 2023(a)	445,728	(36,750)	482,478	Related to the under recording of shares on Prime Dental reverse capitalization
Additional paid-in capital	14,899,700	15,306,041	(406,341)	Related to the reverse capitalization on Prime Dental
Accumulated deficit	(16,943,806)	(15,196,852)	(1,746,954)	Related to the reverse capitalization on Prime Dental
Total stockholders’ equity (deficit)	(1,598,378)	72,439	(1,670,817)
Total liabilities and stockholders’ equity (deficit)	$155,019	$72,439	$82,580

65

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

	As Previously		Restated
	Reported	Adjustment	2023

Revenue	$339,466	$–	$339,466
Cost of goods sold	197,860	–	197,860
Gross profit	141,606	–	141,606

Operating expenses:
Selling and marketing expense	140,773	–	140,773
General and administrative expenses	83,068	–	83,068
Professional fees	84,314	–	84,314
Depreciation	42,644	20,821	21,823	Related to amortization of intangible assets on asset acquisition
Total operating expenses	350,798	20,821	329,977

Operating loss	(209,192)	(20,821)	(188,371)

Other income (expense):
Interest expense	(482,249)	–	(482,249)
Gain on settlement of debt and liabilities	258,234	–	258,234
Total other income (expense)	(224,015)	–	(224,015)

Net loss	(433,207)	(20,821)	(412,385)	Effect of changes

Net loss per common share - basic and diluted	$(0.00)	$(0.00)	$(0.02)

Weighted average common shares outstanding - basic and diluted	445,728,363	421,604,445	24,123,918

66

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

Note 2 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which assumes the realization of assets and the settlement of liabilities in the normal course of business. As of December 31, 2024, the Company had cash of $1,766 and an accumulated deficit of $2,283,003. Cash was $1,953 for 2023 and an accumulated deficit of $1,746,954. The Company has not yet achieved sustained profitability and remains dependent on external financing to fund operations.

During the year ended December 31, 2024, the Company raised $345,000 through the issuance of convertible notes (2023: $ 411,000). Management continues to evaluate opportunities to raise additional capital, including through a potential Regulation A offering or the private placement of equity or debt securities. While these initiatives are intended to support the Company’s operating and strategic objectives, there is no assurance they will be successful.

These factors raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months. The financial statements do not include any adjustments that may result if the Company is unable to continue as a going concern.

Note 3 – Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

Significant estimates used in these financial statements include:

•	The determination of useful lives and recoverability of long-lived assets, including property and equipment
•	Valuation of convertible notes and associated beneficial conversion features
•	Classification of expenses associated with the Company’s services agreement (e.g., determining amounts to be included in cost of goods sold versus selling and marketing expense)
•	The application of recapitalization accounting in connection with the Prime Dental transaction and the corresponding equity structure restatement
•	Assessment of contingencies and going concern uncertainties

Estimates are reviewed on an ongoing basis and adjusted as necessary in the period they become known.

67

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

Note 4 – Summary of Significant Accounting Policies

Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect the financial position and results of operations of the Company as of and for the years ended December 31, 2024 and 2023.

Fiscal Year End
The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents
Cash and cash equivalents include all highly liquid investments with original maturities of three months or less.

Revenue Recognition
The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised product or service is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products or services. Revenue is generally recognized at the point in time when the lab product has been completed and delivered to the customer.

Accounts Receivable
Accounts receivable consists of amounts due from customers and is recorded at net realizable value. The Company evaluates the need for an allowance for doubtful accounts based on historical experience, aging of receivables, and specific customer account reviews. As of December 31, 2024 and 2023, there were no outstanding trade receivables.

Inventory
Inventory, if maintained, consists of work-in-progress materials or components used in production. Inventory is stated at the lower of cost or net realizable value.

Property and Equipment
Property and equipment are stated at cost and depreciated on a straight-line basis over estimated useful lives ranging from one to eight years. Repairs and maintenance costs are expensed as incurred.

Intangible Assets
Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. The Company assesses intangible assets for impairment if indicators of impairment are present. As of December 31, 2024, all previously recorded intangible assets were derecognized as part of a restatement (see Note 1b).

Convertible Notes and Beneficial Conversion Features
The Company evaluates convertible instruments under ASC 470 and ASC 718 to determine whether any embedded features require bifurcation and separate accounting. Beneficial conversion features are recognized as a debt discount and amortized over the term of the note.

68

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

Income Taxes
The Company accounts for income taxes under ASC 740, Income Taxes. Deferred taxes are recognized based on temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax rates. A valuation allowance is recorded if it is more likely than not that some or all deferred tax assets will not be realized.

Loss Per Share
Basic loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding. Diluted loss per share is the same as basic loss per share in periods where the effect of common stock equivalents would be anti-dilutive.

Recent Accounting Pronouncements
In August 2020, the Financial Accounting Standards Board (“FASB”) issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The guidance simplifies the accounting for convertible instruments by removing certain separation models and revises the derivative scope exception for contracts in an entity’s own equity. It also requires the if-converted method for calculating diluted earnings per share. The Company adopted ASU 2020-06 on January 1, 2024. The adoption did not have a material impact on the Company’s financial statements.

Note 5 – Asset Acquisition and Reverse Recapitalization

On May 6, 2022, the Company acquired certain intangible branding assets from Standard Dental Labs Inc., a Wyoming corporation controlled by the Company’s CEO. These assets included a developed business model, logo, website, and other intellectual property. The transaction was treated as an asset acquisition between entities under common control. A total of 1,583,188 shares (31,663,760 pre-split) were issued as consideration. The assets were recorded at a value of $31,663 and assigned a useful life of five years. This acquisition was not part of the reverse recapitalization and was recorded separately under common control accounting. The Company began amortizing the intangible asset during the year ended December 31, 2024 and recorded a catch-up adjustment for the period from acquisition through 2023.

On August 15, 2022, the Company completed a transaction to acquire the operating assets of Prime Dental, an Orlando-based dental laboratory. The transaction was originally accounted for as an asset acquisition. During the year ended December 31, 2024, the Company restated its 2022 financial statements to reflect the transaction as a reverse recapitalization in accordance with ASC 805-40, Business Combinations – Reverse Acquisitions. Under this accounting treatment:

•	Prime Dental was deemed the accounting acquirer
•	Standard Dental Labs Inc. (formerly Costas, Inc.) was the legal acquirer

As a result of the restatement:

•	The previously recorded intangible and tangible asset allocations and related amortization were eliminated.
•	No goodwill was recognized.
•	The historical financial statements of Prime Dental replaced those of Standard Dental prior to the transaction date.
•	Standard Dental’s equity structure was retroactively adjusted to reflect the legal capital structure of Standard Dental, including the issuance of 1,837,500 shares (36,750,000 pre-split) to the Operating Company’s shareholder.

69

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

Note 6 – Related Party Transactions

On December 23, 2021, the Company issued an 8% Convertible Promissory Note to Mr. James Brooks in the principal amount of $1,171,727. The note bears interest at 8% per annum and initially matured on December 31, 2022. Mr. Brooks has extended the maturity date annually, and the note now matures on December 31, 2025.

The note is convertible into common shares of the Company at a price of $0.02 per share (post-split). A full beneficial conversion feature equal to the face value of the note was recognized and amortized over the original 12-month term.

The balance of the note is reconciled each year, considering (i) interest accrued on the outstanding principal, (ii) reimbursable business expenses paid personally by Mr. Brooks, (iii) withdrawals made by Mr. Brooks, and (iv) any transfers from Mr. Brooks’ balance. Withdrawals and transfers reduce the amount owed under the note. Any excess or shortfall arising from timing differences among accrued interest, expenses, withdrawals, and transfers is reflected as a related party payable or receivable.

As of December 31, 2024, the Company recorded an advance payable to Mr. Brooks of $0 (2023: $32,394 receivable from Mr. Brooks).

During the year ended December 31, 2024, Mr. Brooks assigned $230,000 (2023: $10,000) of the note to third parties who are not related parties. The assigned amounts reduced his outstanding principal balance.

After accounting for accrued interest, reimbursable expenses, withdrawals, transfers, and principal repayments, the outstanding principal balance of the convertible note held by Mr. Brooks was $924,037 as of December 31, 2024 (2023: $1,161,727).

The remaining balance of the note represents a potentially dilutive equity instrument; however, it was excluded from diluted earnings per share due to the Company’s net loss position.

Note 7 – Convertible Promissory Notes – Third Party

During the years ended December 31, 2022 through 2024, the Company issued unsecured convertible promissory notes to third-party investors under two primary tranches: (i) 8% interest-bearing notes and (ii) zero-interest notes with a beneficial conversion feature (“BCF”). All instruments are convertible into the Company’s common stock at fixed conversion prices. Share and per-share values presented are post-split unless otherwise noted.

8% Convertible Notes: The Company issued a total of $430,900 in 8% convertible promissory notes primarily during 2022 and 2023. These notes carry an annual interest rate of 8%, mature 12 months from issuance, and are convertible into common shares at fixed prices ranging from $0.02 to $0.10 per share. A portion of the accrued interest totaling $79,388 remains payable to third-party holders as of December 31, 2024. The remainder of accrued interest, attributable to related party James Brooks, is disclosed separately in Note 6.

70

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

At issuance, a beneficial conversion feature (BCF) was recognized on these notes and amortized over their respective terms. As all notes in this tranche exceeded their 12-month maturity as of year-end 2024, the associated BCF has been fully amortized.

0% Convertible Notes: In 2023 and 2024, the Company issued $723,000 in zero-interest convertible notes. These notes are convertible into common shares at fixed prices ranging from $0.02 to $0.10 per share and contain embedded BCFs. Upon issuance, the Company recognized a total BCF of $169,000 on the 2024 issuances, which was recorded as a debt discount and amortized over the 12-month term. No interest expense was recorded on these notes due to the 0% coupon.

During the year ended December 31, 2024, holders converted $121,240 in principle under these instruments, resulting in the issuance of 6,337,400 common shares (126,748,000 pre-split). Certain holders of $80,000 in these instruments have contested the validity of these conversions and are seeking cancelation of the 5,074,150 shares (101,483,000 pre-split) issued to them on conversion and payment of the $80,000 in principle plus interest.

The Company has applied consistent accounting treatment to all convertible promissory notes, recognizing any intrinsic BCF at issuance and amortizing the related discount over the respective contractual terms.

Summary of Outstanding Balances: As of December 31, 2024, the Company had the following convertible note balances outstanding with third parties:

Instrument	Principal	Unamortized Discount (BCF)	Net Carrying Value
8% Convertible Notes	$430,900	$–	$430,900
0% Convertible Notes	$723,000	$(169,000)	$554,000
Total	$1,153,900	$(169,000)	$984,900

All third-party convertible promissory notes are classified as current liabilities as of December 31, 2024. The Company excluded all potentially dilutive shares associated with these notes from the calculation of diluted earnings per share due to the net loss position for the periods presented.

Note 8 – Services Agreement with Contracted Operator

Following the August 2022 acquisition of Prime Dental, the Company entered into a services agreement with the former owner of the acquired business to support production and fulfillment operations at the acquired dental laboratory facility. Under this agreement, the contracted operator is responsible for managing daily operations, including staffing, materials procurement, and lab production workflow.

The Company maintains ownership and control of the facility, assets, and customer relationships. Revenue from customer contracts is recognized by the Company in accordance with ASC 606. Management has evaluated the arrangement under the principal-agent guidance in ASC 606-10 and concluded that the Company is acting as the principal, based on its control over pricing, customer invoicing, inventory risk, and the integration of services into the Company’s operations.

71

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

The contracted operator is compensated through a services arrangement that entitles them to retain an agreed portion of gross proceeds, net of equipment usage fees and shared costs. These amounts are classified as selling and marketing expenses, as they relate to business development, customer acquisition, and operator compensation tied to revenue performance. All other direct production costs, such as labor and materials directly associated with manufacturing dental products, are reported as cost of goods sold.

The original agreement had an initial term of two years and automatically renews unless terminated. Either party may terminate the agreement with six months’ written notice. The agreement remained in effect as of December 31, 2024. Management considers the risk of non-renewal to be low and has developed contingency plans, including identifying alternative providers and evaluating in-house production capabilities, to mitigate any potential disruption.

Selling and marketing expenses recognized under this services agreement were $98,462 for the year ended December 31, 2024, $118,677 for the year ended December 31, 2023, and $60,572 for the period through December 31, 2022.

The following table reflects the amounts recorded in each period and category of the Statements of Operations:

	2024	2023	2022
Revenue	$284,095	$339,466	$173,329
Cost of goods sold	166,610	197,860	101,054
Gross Profit	117,485	141,606	72,275
Selling and marketing expenses	98,462	118,677	60,572

Note 9 – Stockholders’ Equity and Share Roll forward

As of December 31, 2024, the Company was authorized to issue up to 2,000,000,000 shares of common stock with a par value of $0.001 per share. On March 20, 2025, the Company effected a 1-for-20 reverse stock split. All common share amounts and per-share data presented in these financial statements have been retroactively adjusted to reflect the reverse stock split unless otherwise indicated. Pre-split share amounts are shown parenthetically for reference.

Recapitalization: On August 15, 2022, the Company completed a reverse recapitalization with Prime Dental. As part of this transaction, Prime Dental was identified as the accounting acquirer, and the financial statements have been retrospectively restated to reflect the transaction. The historical results of Prime Dental are presented as if it had been the reporting entity since inception.

In connection with the recapitalization, the Company issued an additional 1,837,500 shares (36,750,000 pre-split) to the shareholder of Prime Dental in exchange for 100% of its outstanding equity. These shares were in addition to the previously recorded 37,500 shares (750,000 pre-split) that had been accounted for under an asset acquisition model for a total of 1,875,000 (37,500,000 pre-split). The recapitalization was accounted for as a capital transaction with no gain or loss recognized.

Prior to the recapitalization, the Company had an immaterial and incomplete equity history. As part of a court-supervised restructuring in December 2021, the Company reset its capital structure with the issuance of 750,000 shares (15,000,000 pre-split) to its then-CEO and controlling shareholder, James Brooks. These shares are presented as the opening equity of the legal acquirer in the recapitalization.

72

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

During the year ended December 31, 2024, the Company issued 6,323,900 shares (126,748,000 pre-split) as a result of convertible note conversions. No shares were issued in 2023.

As of December 31, 2024, the Company had 30,447,818 common shares issued and outstanding (608,956,363 pre-split).

All share amounts reflect post-split figures. Pre-split values are referenced parenthetically where applicable

Note 10 – Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. No provision for income taxes has been recorded for the years ended December 31, 2024 or 2023, as the Company has not generated taxable income to date.

The Company has historically operated as a development-stage business and has incurred net losses since inception. As of December 31, 2024, management believes that the Company may have generated net operating loss carry forwards (“NOLs”) for federal and state income tax purposes; however, the Company has not completed a formal tax analysis or filed federal or state income tax returns to confirm the existence or amount of such NOLs.

The Company intends to evaluate its tax filing obligations and assess its deferred tax position as part of future compliance efforts. A valuation allowance would likely be recorded for any deferred tax assets until such time as management determines it is more likely than not that the benefit will be realized.

No income tax expense or benefit has been recorded in the accompanying financial statements, and no uncertain tax positions have been identified.

Note 11 – Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by including potentially dilutive securities, such as convertible instruments and stock options, using the treasury stock or if-converted method, as applicable. For the years ended December 31, 2024 and 2023, all such instruments were anti-dilutive and have been excluded from the computation of diluted loss per share.

The following table summarizes the earnings (loss) per share calculation for the years presented.

Year	Net (Loss)	Weighted Avg. Shares	Basic & Diluted Loss per Share
2024	$(526,022)	28,160,599	$(0.02)
2023	$(412,385)	24,123,913	$(0.02)
2022	$(1,651,898)	10,004,430	$(0.17)

Note: The 2022 and 2023 periods reflect a restatement pursuant to ASC 805-40, under which Prime Dental Lab, LLC is treated as the accounting acquirer. All share amounts and per-share data have been retroactively adjusted to reflect the Company’s 1-for-20 reverse stock split effected on March 20, 2025.

73

STANDARD DENTAL LABS INC.
(formerly Costas, Inc.)

Notes to the Financial Statements
for the Years Ended December 31, 2024 and 2023

As of December 31, 2024, potentially dilutive securities included:

•	37,933,803 issuable from third-party convertible notes
•	62,442,330 issuable under the related party convertible note

None of the potentially dilutive instruments were included in the computation of diluted loss per share for 2024 or 2023, as the effect would have been anti-dilutive.

Note 12 – Commitments and Contingencies

As of December 31, 2024, the Company did not have any material commitments for capital expenditures. However, the Company maintains several contractual and operational arrangements that could give rise to future obligations, including:

•	A services agreement with the contracted operator of the Company’s Orlando-based dental laboratory, as discussed in Note 8, which is subject to six months’ termination notice.
•	Convertible notes issued to related and third-party investors as described in Notes 6 and 7, which contain embedded features that may trigger conversion or settlement depending on future financing events or maturity.
•	Ongoing legal and regulatory compliance expenses associated with preparing for a potential Regulation A Tier 2 offering.

Management has assessed all known contractual obligations, contingencies, and potential legal matters through the date these financial statements were available to be issued. There were no material loss contingencies that met the recognition criteria under ASC 450, Contingencies.

Note 13 – Subsequent Events

The Company has evaluated events subsequent to the balance sheet date through April 2025, the date these financial statements were available to be issued.

On March 20, 2025, the Company effected a 1-for-20 reverse stock split of its issued and outstanding common stock. All common share amounts and per-share data presented in these financial statements have been retroactively adjusted to reflect the reverse stock split, except where otherwise indicated.

In April 2025, management determined that the Company’s previously issued financial statements for the year ended December 31, 2022 contained an error in the accounting treatment of the Prime Dental transaction. The acquisition had originally been accounted for as an asset acquisition. Upon further analysis, management concluded that the transaction should have been accounted for as a reverse recapitalization under ASC 805-40. As a result, the financial statements for the year ended December 31, 2022 have been retrospectively restated (see Note 1b).

74

PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:

2. Charter and Bylaws
2.1	Articles of Incorporation	1-A (04/25/2024)
2.2	Bylaws	1-A (04/25/2024)

4. Subscription Agreement
4.1	Subscription Agreement	1-A (04/25/2024)

6. Material Agreements
6.1	Smile Dental Subcontractor Agreement	1-A/A(08/01/2024)
6.2	Smile Dental Subcontractor Agreement (as amended)	1-A/A(08/01/2024)
6.3	PDL Lockup Agreement	1-A/A(08/01/2024)
6.4	PDL Asset Purchase Agreement	1-A/A(08/01/2024)
6.5	Convertible Promissory Note (James Brooks)	1-A/A(08/01/2024)
6.6	Form of Investor Convertible Promissory Note	1-A/A(08/01/2024)

9. Letter from Auditor
9.1	Letter from Olayinka Oyebola & Co.	Filed herewith.

11. Consents
11.1	Consent of Independent Auditor	Filed herewith.
11.2	Consent of Dorsey & Whitney LLP (see Exhibit 12.1)	To be filed by amendment.

12. Opinion re: Legality
12.1	Dorsey & Whitney LLP Opinion	To be filed by amendment.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 25, 2025.

STANDARD DENTAL LABS INC. By: /s/ James D. Brooks James D. Brooks President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ James D. Brooks James D. Brooks President (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), Secretary and Director

By: /s/ Claire Ambrosio Claire Ambrosio Director

By: /s/ Nirmal Sekhri Nirmal Sekhri Director

III-2